Exhibit 4.1

INDENTURE

by and between

NEWSTAR COMMERCIAL LOAN TRUST 2007-1,

as the Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as the Trustee

Dated as of June 5, 2007

NewStar Commercial Loan Trust 2007-1

Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

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EXHIBITS

Exhibit A–1	—	Form of Class A-1 Note
Exhibit A–2	—	Form of Class A-2 Note
Exhibit A–3	—	Form of Class B Note
Exhibit A–4	—	Form of Class C Note
Exhibit A–5	—	Form of Class D Note
Exhibit A–6	—	Form of Class E Note
Exhibit A–7	—	Form of Class F Note
Exhibit B	—	List of Loans
Exhibit C	—	Form of Wiring Instructions
Exhibit D–1	—	Form of Transferee Letter [Non–Rule 144A]

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(continued)

Page
Exhibit D–2	—	Form of Rule 144A Certification
Exhibit E	—	Form of Transfer Certificate for Rule 144A Global Note to Regulation S Global Note during Distribution Compliance Period
Exhibit F	—	Form of Transfer Certificate for Rule 144A Global Note to Regulation S Global Note after Distribution Compliance Period
Exhibit G	—	Form of Transfer Certificate for Regulation S Global Note to Rule 144A Global Note during Distribution Compliance Period
Exhibit H	—	Form of Transfer Certificate for Regulation S Global Note during Distribution Compliance Period

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INDENTURE

THIS INDENTURE, dated as of June 5, 2007 (as amended, modified, restated, supplemented or waived from time to time, the “Indenture”), is by and between NEWSTAR COMMERCIAL LOAN TRUST 2007-1, a Delaware statutory trust, as the issuer (together with its successors and assigns, in such capacity, the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”) not in its individual capacity, except as expressly set forth herein, but solely in its capacity as the trustee (together with its successors and assigns, in such capacity, the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Notes.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, on behalf of and for the benefit of the Holders of the Notes, without recourse, subject to the terms of this Indenture and the other Transaction Documents, a continuing security interest in and lien on all of its right, title and interest in and to all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to (i) the Loans and all other assets included or to be included from time to time in the Loan Assets, whether now existing or hereafter arising or acquired, as it may exist from time to time and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; provided however that all right, title and interest of the Issuer in and to each Excluded Amount, the Certificate Account, and any and all proceeds of any Excluded Amount or the Certificate Account (collectively, the “Excluded Property”) shall be excluded from the foregoing Grant by the Issuer (collectively, the “Indenture Collateral”).

The foregoing Grant is made in trust to secure (x) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and all other sums owing by the Issuer hereunder or under any other Transaction Document, and (y) to secure compliance with the covenants and agreement in this Indenture and the other Transaction Documents.

The Trustee, on behalf of the Noteholders (1) acknowledges such Grant, and (2) accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Certain defined terms used throughout the Indenture are defined above or in this Section 1.01. In addition, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement (as defined below), which are incorporated by reference herein.

“Accredited Investors” shall have the meaning specified in Rule 501(a)(1)–(3) or (7) of Regulation D under the Securities Act.

“Applicable Procedures” has the meaning provided in Section 4.02(l)(i).

“Authorized Newspaper” means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

“Beneficial Owner” means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of DTC or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

“Certificate Registrar” means initially, the Trustee, and thereafter, any successor appointed pursuant to the Trust Agreement.

“Class A-2 Funding Account” has the meaning provided in Section 10.09(a).

“Class A-2 Holder Collateral Account” has the meaning provided in Section 10.08(a).

“Class A-2 Permitted Investments” has the meaning provided in Section 10.08(e).

“Clearstream” means Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

“Confidential Information” mean any and all information concerning any Disclosing Party disclosed by, or at the request or on behalf of, any Disclosing Party to any Receiving Party or its representatives pursuant to this Agreement, excluding, however, any information that at the time of disclosure: (a) was generally available to the public, other than as a result of a disclosure by any Receiving Party or its representatives in violation of this Agreement; (b) was available to any Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its representatives; (c) was already known to the Receiving Party and not subject to restrictions on use or disclosure; or (d) was independently developed by or on behalf of the Receiving Party (other than at the request of or for the benefit of the Disclosing Party) by individuals who did not directly or indirectly receive Confidential Information.

“Corporate Trust Office” means in the case of Owner Trustee: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration and in the case of the Trustee: U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services (CDO Group) – NewStar Commercial Loan Trust 2007-1, or at such other address as the Owner Trustee or the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Owner Trustee or Trustee at the address designated by such successor by notice to the Issuer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulting Holder” has the meaning provided in the Class A-2 Purchase Agreement.

“Deferred Assignment Effective Date” means, with respect to any Participated Loan, the effective date of the assignment of such Participated Loans from the Originator to the Trust Depositor and from the Trust Depositor to the Issuer, which shall in no event be a date later than 60 calendar days after the Closing Date or, with respect to any Additional Loan or Substitute Loan, the Cut-Off Date with respect thereto.

“Direct Participant” means any broker–dealer, bank or other financial institution for whom the nominee of DTC holds an interest in any Note.

“Disclosing Party” means each of the Issuer, the Trust Depositor, the Servicer and the Originator and “Disclosing Parties” means collectively all such parties.

“Distribution Compliance Period” means the 40 day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

“DTC” means The Depository Trust Company, and its successors.

“DTC Custodian” means the Trustee as a custodian for DTC.

“DTC Participant” means a Person for whom, from time to time, DTC effects book–entry transfers and pledges of securities deposited with DTC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto and the regulations promulgated and the rulings issued thereunder.

“Euroclear” means the Euroclear System, operated by Morgan Guaranty Trust Company of New York, Brussels office.

“Excluded Property” has the meaning provided in the Granting Clause.

“Event of Default” has the meaning provided in Section 5.01.

“Global Note” means any Note registered in the name of DTC or its nominee, beneficial interests of which are reflected on the books of DTC or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). The definition of “Global Note” shall include the Rule 144A Global Notes and the Regulation S Global Notes.

“Grant” means to mortgage, pledge, sell, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set–off against, deposit, set over and confirm pursuant to this Indenture. A Grant of Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder Subaccount” has the meaning provided in Section 10.08(a).

“Indenture Collateral” has the meaning provided in the Granting Clauses.

“Indirect Participant” means any financial institution for whom any Direct Participant holds an interest in any Note.

“Individual Note” means any Note in permanent certificated form registered in the name of a holder other than DTC or its nominee.

“Initial Purchasers” means Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, ABN AMRO Incorporated, BMO Capital Markets Corp. and J.P. Morgan Securities Inc.

“Institutional Accredited Investor” means any Person meeting the requirements of Rule 501 (a) (1) – (3) or (7) of Regulation D under the Securities Act.

“Interim Distribution Date” has the meaning provided in Section 10.06(b).

“Irish Listing Agent”: Dillon Eustace, in its capacity as listing agent in Dublin, Ireland.

“Issuer Documents” has the meaning provided in Section 3.25(a).

“Issuer Order” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers or by the Servicer on behalf of the Issuer and delivered to the Trustee.

“Letter of Representations” means the Letter of Representations, dated as of June 5, 2007 by and between the Issuer and DTC.

“Note Register” has the meaning provided in Section 4.02(a).

“Note Registrar” has the meaning provided in Section 4.02(a).

“Optional Redemption” has the meaning provided in Section 10.03(a).

“Optional Repurchase” has the meaning provided in Section 10.01(a).

“Outstanding” means as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

(i) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course;

(ii) Notes to be repurchased in connection with an Optional Repurchase, Optional Redemption or a Refinancing and in respect of which money in the necessary amount to pay the Repurchase Price, Redemption Price or the Refinancing Price, as applicable, has been theretofore deposited with the Trustee in trust for the Noteholders (provided however that notice of such repurchase has been duly given pursuant to Section 10.02 or Section 10.05 hereof, as applicable); and

(iii) Notes theretofore canceled by the Note Registrar or delivered to the Trustee for cancellation.

“Owner” means each Holder of a Note.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Participant” means a Person that has an account with DTC.

“Paying Agent” means, with respect to the Notes, any paying agent or co–paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be (i) the Trustee and (ii) with respect to the payment of principal and interest on those Class A-1 Notes, Class B Notes, Class C Notes and Class D Notes listed on the Irish Stock Exchange only, Dillon Eustace. With respect to the Trust Certificates, any paying agent or co–paying agent appointed pursuant to Section 3.09 of the Trust Agreement which initially shall be the Trustee.

“Percentage Interest” means, (a) with respect to any Class of Notes, the fraction, expressed as a percentage, the numerator of which is the denomination represented by such Class of Notes and the denominator of which is the then current Outstanding Principal Balance of such Class of Notes (treating the Class A-2 Notes as fully drawn to the extent of the Maximum Class A-2 Commitment as of the Closing Date for purposes of this determination) and (b) with respect to a Trust Certificate, the percentage set forth on the face thereof.

“Placement Agents” means Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, in their capacity as placement agents with respect to the Class A-2 Notes.

“Plan” has the meaning provided in Section 4.02(y).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified Institutional Buyer” has the meaning provided in Rule 144A under the Securities Act.

“Qualified Purchaser” has the meaning provided in Section 2(a)(51) under the 1940 Act.

“Rating Criteria” means, with respect to any Holder of Class A-2 Notes, criteria that will be satisfied on any date if:

(a) the short-term debt, deposit or similar obligations of such Holder are rated “F1” by Fitch, “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P;

(b) the obligations of such Holder under the Class A-2 Purchase Agreement are guaranteed (such guarantee to meet S&P’s then-current criteria with respect to guarantees) by an entity meeting the Rating Criteria set forth in clause (a) above; or

(c) such Holder is then entitled under a Liquidity Facility to borrow from, or sell an interest in assets to, one or more Liquidity Providers so long as:

(i) the short-term debt, deposit or similar obligations of each such Liquidity Provider are on such date rated “F1” by Fitch, “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P; and

(ii) the aggregate amount of commitments to make loans or purchase interests in assets under such Liquidity Facility held by Liquidity Providers whose short-term debt, deposit or similar obligations are on such date rated “F1” by Fitch, “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P is not less than the Class A-2 Commitments in respect of the Class A-2 Notes held by such Holder.

“Receiving Party” means each Holder of a Note (other than NewStar Financial, Inc. or any Affiliate thereof), the Trustee, the Owner Trustee and the Back-Up Servicer.

“Redemption Date” means the Distribution Date designated as such by the Issuer in connection with an Optional Redemption.

“Refinancing” has the meaning provided in Section 10.04.

“Refinancing Date” means, in the case of a Refinancing of the Offered Notes and the Class E Notes pursuant to Section 10.04, the Distribution Date specified by the Issuer in the notice given pursuant to Section 10.05, as amended by any subsequent notice given pursuant to such Section.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” means the Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Trustee as custodian for DTC.

“Regulation S Investor” means, with respect to a transferee of a Regulation S Global Note pursuant to Regulation S.

“Replacement Notes” has the meaning provided in Section 10.04.

“Repurchase Date” means in the case of a repurchase of the Notes pursuant to Section 10.01, the Distribution Date specified by the Issuer in the notice given pursuant to Section 10.01, as amended by any subsequent notice given pursuant to such Section.

“Rule 144A Certification” means a letter substantially in the form attached to the Indenture as Exhibit D–2.

“Rule 144A Global Notes” means the Notes sold within the United States to U.S. Persons, initially issued to Qualified Institutional Buyers in the form of beneficial interests in one or more Global Notes, deposited with the Trustee as custodian for DTC.

“Sale” has the meaning provided in Section 5.15.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 5, 2007, by and among NewStar Commercial Loan Trust 2007-1, as the Issuer, NewStar Commercial Loan LLC 2007-1, as the Trust Depositor, NewStar Financial, Inc., as the Originator and as the Servicer, U.S. Bank National Association, as the Trustee, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer and Wilmington Trust Company, as the Owner Trustee.

“Securities Legend” “THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) THAT IS ALSO A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB THAT IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB THAT IS ALSO A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH

CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II)(A) IN THE CASE OF THE CLASS A-1 NOTES, CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES, EITHER ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF ANY OF SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, EACH AS AMENDED, OR AN EXEMPTION SIMILAR TO THE FOREGOING EXEMPTIONS, OR IN THE CASE OF A PLAN OR ARRANGEMENT SUBJECT TO SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (B) IN THE CASE OF THE CLASS E NOTES OR THE CLASS F NOTE, IT IS A PLAN THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND ITS ACQUISITION AND HOLDING OF THE CLASS E NOTES OR THE CLASS F NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW. SUCH REPRESENTATION SHALL BE DEEMED MADE ON EACH DAY FROM THE DATE ON WHICH THE ACQUIRER ACQUIRES ITS INTEREST IN THE NOTE THROUGH AND INCLUDING THE DATE ON WHICH THE ACQUIRER DISPOSES OF ITS INTEREST IN THE NOTE. NOTWITHSTANDING THE FOREGOING, NO PLAN DEFINED IN SECTION 3(3) OF ERISA OR SUBJECT TO SECTION 4975 OF THE CODE NOR ANY PLAN OR OTHER ARRANGEMENT SUBJECT TO SIMILAR LAW MAY PURCHASE THIS NOTE IF IT IS A CLASS A-2 NOTE.”

“Series” means 2007-1.

“Servicer’s Certificate” means the certificate to be delivered by the Servicer as set forth in Section 9.02 of the Sale and Servicing Agreement.

“Similar Law” has the meaning provided in Section 4.02(y).

“Stated Maturity” means September 30, 2022.

“Super-Majority Noteholders” means (a) prior to the payment in full of the Offered Notes (and with respect to each such Class only so long as Notes in the related Class are Outstanding), the Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of each class of Offered Notes, with each class voting separately; provided that for purposes of the calculation described herein, the Class A-2 Notes will be treated as Outstanding to the extent of the aggregate Class A-2 Commitments in effect as of such date, (b) from and after the payment in full of the Offered Notes, the Class E Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of the Class E Notes and (c) from and after the payment in full of the Offered Notes and the Class E Notes, the Class F Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of the Class F Note.

“Termination Price” means the price calculated in accordance with Section 10.01 of the Sale and Servicing Agreement.

“Transfer” has the meaning provided in Section 4.02(w).

“Transferee Letter” means the letter set forth in Exhibit D–1 to the Indenture.

“Trust Certificate” means a certificate evidencing the beneficial interest of a Certificateholder in the Issuer, substantially in the form of Exhibit A attached to the Trust Agreement.

“Trust Company” means Wilmington Trust Company (and any successor thereto or assign thereof), in its individual capacity, and any other Person who shall act as Owner Trustee under the Trust Agreement, in its individual capacity.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

“Trustee” has the meaning provided in the Preamble.

“U.S. Person” means a person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).

“USA PATRIOT Act” means the United States Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001, which, among other things, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities.

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning given to it;

(ii) an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) any pronouns shall be deemed to cover all genders; and

(vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

THE NOTES

Section 2.01. Form.

The Notes, together with the Trustee’s certificate of authentication, shall be in substantially the forms set forth as Exhibits A–1 through A-7 to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibits A–1 through A-7 are part of the terms of this Indenture.

Section 2.02. Execution, Authentication and Delivery.

The Notes shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee shall upon receipt of an Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate amount equal to the Initial Class A-1 Principal Balance, Class A-2 Notes for original issue in an aggregate amount equal to the Maximum Class A-2 Commitment, Class B Notes for original issue in an aggregate amount equal to the Initial Class B Principal Balance, Class C Notes for original issue in an aggregate amount equal to the Initial Class C Principal Balance, Class D Notes for original issue in an aggregate amount equal to the Initial Class D Principal Balance, a Class E Note for original issue in an aggregate amount equal to the Initial Class E Principal Balance and a Class F Note for original issue in an aggregate amount equal to the Initial Class F Principal Balance.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum initial denominations of $500,000 and in integral multiples of $1,000 in excess thereof; provided, however, that one Note of each Class may be issued in a different denomination.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03. Opinions of Counsel.

On the Closing Date, the Trustee shall have received: (i) an Opinion of Counsel, with respect to securities law matters; (ii) an Opinion of Counsel, with respect to the tax status of the arrangement created by this Indenture and the tax treatment of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes; and (iii) an Opinion of Counsel to the Issuer, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.

ARTICLE III

COVENANTS

Section 3.01. Collection of Payments on Loans; Transaction Accounts and Class A-2 Holder Collateral Account.

The Servicer shall establish initially with the Trustee and cause to be maintained as required therein or herein, as applicable, each of the Transaction Accounts specified in Section 7.01 of the Sale and Servicing Agreement and the accounts specified in Section 10.08 and Section 10.09 of this Indenture. The Class A-2 Holder Collateral Account, each Holder Subaccount and each of the Transaction Accounts shall be established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the Transaction Accounts, the Class A-2 Holder Collateral Account and each Holder Subaccount are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Trustee (as the case may be) shall within ten Business Days after notice of such event establish a replacement account at a Qualified Institution. Subject to the Priority of Payments, the Trustee shall make all payments of principal of and interest on the Notes and, with respect to the Class A-2 Notes, the Class A-2 Commitment Fee and any Class A-2 Increased Costs or Class A-2 Breakage Costs, subject to Section 3.03 and as provided in Section 3.05 herein from moneys on deposit in the Note Distribution Account. The Trustee shall be permitted to rely on a certificate from the related Class A-2 Noteholder regarding the amount of any Class A-2 Increased Costs or Class A-2 Breakage Costs.

Section 3.02. Maintenance of Office or Agency.

The Issuer will maintain with the Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03. Money for Payments To Be Held in Trust; Paying Agent.

The Issuer hereby appoints the Trustee as Paying Agent for the payment of principal and interest on the Notes and, with respect to the Class A-2 Notes, the Class A-2 Commitment Fee and any Class A-2 Increased Costs or Class A-2 Breakage Costs. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer shall have for so long as any Notes are listed on the Irish Stock Exchange, a Paying Agent for the payment of principal and interest on such Notes in Ireland and where notices and demands to or upon the Issuer in respect of such Notes or this Indenture may be served and where such securities may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Dillon Eustace as Irish Paying Agent for the payment of principal and interest with respect to only those securities listed on the Irish Stock Exchange.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) no Paying Agent shall be appointed in a jurisdiction that subjects payments on the Notes to withholding tax and (B) so long as any Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Issuer will maintain in Ireland a Paying Agent and an office or agency where notices and demands to or upon the Issuer in respect of such securities and this Indenture may be served and where such Notes may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Trustee, the Rating Agencies, the Class A-2 Agent and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

By no later than 10:00 a.m. (Boston time) on each Distribution Date, and by no later than 12:00 noon (Boston time) on the Repurchase Date, Redemption Date or the Refinancing Date, as applicable, the Issuer shall deposit or cause to be deposited in the Note Distribution Account from amounts on deposit in the Principal and Interest Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee in writing of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Issuer in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for repurchase or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence; Separate Legal Existence.

(a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the other Transaction Documents, the Indenture Collateral and each other instrument or agreement included in the Indenture Collateral.

(b) The Issuer shall:

(i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and in accordance with the terms of this Indenture. The funds of the Issuer will not be diverted to any other Person or for other than authorized uses of the Issuer.

(ii) Ensure that it is at all times in compliance with Section 4.01 of the Trust Agreement.

(iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Issuer and any of its Affiliates shall be only at fair market value on an arm’s length basis.

(iv) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary statutory trust formalities, including, but not limited to, holding all regular and special board of trustees meetings appropriate to authorize all statutory trust action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(v) Conduct its affairs in its own name, duly correct any known misunderstandings regarding its separate identity and shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

Section 3.05. Payment of Principal and Interest.

The Issuer will duly and punctually pay the principal of and interest on the Notes and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee and any Class A-2 Increased Costs or Class A-2 Breakage Costs, in accordance with the terms of such Notes, this Indenture and the Sale and Servicing Agreement (including the Priority of Payments therein). The Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the applicable Noteholders. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.06. Protection of Indenture Collateral.

(a) The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Indenture Collateral, and the Issuer shall take or shall cause the Servicer to take all actions necessary to obtain and maintain, for the benefit of the Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Indenture Collateral. In connection therewith, pursuant to Section 2.08 of the Sale and Servicing Agreement, the Issuer shall cause to be delivered into the possession of the Trustee as pledgee hereunder, indorsed in blank, any “instruments” (within the meaning of the UCC), not constituting part of chattel paper, evidencing any Loan which is part of the

Indenture Collateral and all other portions of the Loan Files. The Trustee acknowledges and agrees that (i) it holds the Loan Assets delivered to it under the Loan Sale Agreement for the benefit of the Trust Depositor, (ii) it holds the Loan Assets delivered to it under the Sale and Servicing Agreement for the benefit of the Issuer, and (iii) it holds the Indenture Collateral delivered to it pursuant to this Indenture for the benefit of the Noteholders. The Trustee agrees to maintain continuous possession of such delivered instruments and the Loan Files as pledgee hereunder until this Indenture shall have terminated in accordance with its terms or until, pursuant to the terms hereof or of the Sale and Servicing Agreement, the Trustee is otherwise authorized to release such instrument from the Indenture Collateral. The Issuer will or will cause the Servicer from time to time to prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) enforce any of the Loans transferred to the Issuer as and to the extent commercially reasonable and in accordance with the Sale and Servicing Agreement; or

(iv) preserve and defend title to the Indenture Collateral and the rights of the Trustee and the Noteholders in such Indenture Collateral against the claims of all persons and parties.

Except as otherwise provided in or permitted by the Sale and Servicing Agreement or this Indenture, the Trustee shall not remove any portion of the Indenture Collateral held by it that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07. Opinions as to Indenture Collateral.

(a) On or before the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Underlying Notes (or, in the case of Noteless Loans, the applicable Required Loan Documents) and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before June 30 in each calendar year, beginning in 2008, the Servicer on behalf of the Issuer will furnish to the Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until June 30 in the following calendar year.

Section 3.08. Furnishing of Rule 144A Information.

The Issuer will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such Noteholder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Section 3.09. Performance of Obligations; Sale and Servicing Agreement.

(a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Indenture Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Transaction Documents.

(d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify in writing the Trustee, the Class A-2 Agent and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicer Default. If such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Loans, the Issuer may remedy such failure. So long as any such Servicer Default shall be continuing, the Trustee may exercise its remedies set forth in Section 8.02 of the Sale and Servicing Agreement. Unless granted or permitted by the Holders of the Notes to the extent provided in Section 8.07 of the Sale and Servicing Agreement, the Issuer may not waive any such Servicer Default or terminate the rights and powers of the Servicer under the Sale and Servicing Agreement.

Section 3.10. Negative Covenants.

So long as any Notes are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of the Indenture Collateral, unless directed to do so by the Trustee;

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee and any Class A-2 Increased Costs or Class A-2 Breakage Costs, or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Collateral;

(iii) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof (except for Permitted Liens) or permit the lien of this Indenture not to constitute a valid first priority security interest in the Indenture Collateral (subject to Permitted Liens);

(iv) except as contemplated in the Transaction Documents, dissolve or liquidate in whole or in part;

(v) enter into any agreement which does not contain non-petition and limited recourse provisions substantially to the effect of Section 11.15 hereof and will not consent to any amendment or waiver of such provisions;

(vi) create any subsidiaries;

(vii) make any payment or distribution with respect to the Certificate other than as permitted under this Indenture and the other Transaction Documents; or

(viii) except as expressly permitted by this Indenture or any other Transaction Document, commingle its assets with the assets of another entity.

Section 3.11. Annual Statement as to Compliance.

The Issuer will deliver to the Trustee and the Rating Agencies, within 90 days after the end of each calendar year (commencing with the calendar year ending 2007), an Officer’s Certificate stating, as to the Person signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Person’s supervision or direction; and

(ii) to the best of such Person’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

Section 3.12. [Reserved].

Section 3.13. Representations and Warranties Concerning the Loans.

The Issuer has pledged to the Trustee for the benefit of the Noteholders all of its rights under the Loan Sale Agreement and the Sale and Servicing Agreement (except for the Excluded Property) and the Trustee has the benefit of the representations and warranties made by the Originator and the Trust Depositor in such documents concerning the Loans transferred into the Loan Assets and the right to enforce any remedy against the Originator and the Trust Depositor provided in the Loan Sale Agreement and the Sale and Servicing Agreement, to the same extent as though such representations and warranties were made directly to the Trustee.

Section 3.14. Trustee’s Review of Loan Files.

The Trustee agrees, for the benefit of the Noteholders, to review the Loan Files as provided in Section 2.10 of the Sale and Servicing Agreement.

Section 3.15. Indenture Collateral; Related Documents.

(a) When instructed in writing to do so by the Issuer or the Servicer, the Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Trustee as provided in this Article III shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) In order to facilitate the servicing of the Loans, the Trustee and the Issuer authorize the Servicer in the name and on behalf of the Trustee and the Issuer, to perform its respective duties and obligations under the Sale and Servicing Agreement and the rights of the Trustee pursuant to the third sentence of Section 8.01 and the Trustee agrees to perform its express obligations under the Sale and Servicing Agreement in accordance with the terms thereof.

(c) The Trustee shall, at such time as the Outstanding Principal Balance of the Notes has been reduced to zero and upon receipt of an Issuer Order, release all of the Indenture Collateral to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.06), subject, however, to the rights of the Trustee under Section 6.07.

Section 3.16. Amendments to Sale and Servicing Agreement.

The Trustee may enter into any amendment or supplement to the Sale and Servicing Agreement only in accordance with Section 13.01 of the Sale and Servicing Agreement. The Trustee may, in its reasonable discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected in any material respect.

Section 3.17. Servicer as Agent and Bailee of Trustee.

(a) Solely for purposes of perfection under Section 9–313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Trustee in holding amounts on deposit in the Principal and Interest Accounts pursuant to Section 7.01 of the Sale and Servicing Agreement, and the Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Trustee in holding any documents released to the Servicer pursuant to the Sale and Servicing Agreement as well as any other items constituting a part of the Indenture Collateral which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s execution and delivery of the Sale and Servicing Agreement, the Trustee, as a secured party, will be deemed to have possession of such documents, such moneys and such other items for purposes of Section 9–313 of the UCC of the state in which such property is held by the Servicer.

(b) Solely for purposes of perfection under Section 9–313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Trustee, if the transfer of the Loans and the other assets in the Indenture Collateral by the Trust Depositor to the Issuer is deemed to be a loan, the Trustee hereby acknowledges it is acting as agent and bailee of the Issuer in holding items constituting a part of the Indenture Collateral which from time to time come into the possession of the Trustee.

Section 3.18. Investment Company Act.

The Issuer shall not and the Trustee shall not knowingly take any action that would cause the Issuer or the pool of Indenture Collateral to be required to register as an “investment company” under the Investment Company Act of 1940, as amended (or any successor or amendatory statute).

Section 3.19. Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and in the case of the Class A-2 Notes, the Class A-2 Commitment Fee, and the performance or observance of every agreement and covenant of this Indenture, the Trust Certificates and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein and therein;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) prior written notice of the transaction has been provided to Moody’s and each of S&P and Fitch has notified the Trust Depositor and the Trustee in writing that such transaction will not result in a Ratings Effect;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee on which the Trustee may conclusively rely) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder and the Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel (which may conclusively rely on the Officer’s Certificate with respect to clauses (ii) and (iii) above and as to the taking of any action required by such Opinion of Counsel as it relates to clause (v) above) each stating that such consolidation or merger comply with this Section 3.19 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Except as otherwise permitted hereunder or under the Transaction Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Collateral, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall be a United States citizen or a Person organized and existing under the laws of the United States or any state, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee, and the performance of each other Transaction Document, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, and unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes arising from such transfer;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) prior written notice of the transaction has been provided to Moody’s and each of S&P and Fitch has notified the Trust Depositor and the Trustee in writing that such transaction will not result in a Ratings Effect;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee on which the Trustee shall be entitled to rely) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder and the Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel (which may conclusively rely on a certificate of the transferee as to the transferor’s citizenship, if applicable, and on the Officer’s Certificate with respect to clauses (ii) and (iii) above and to the taking of any action required by such Opinion of Counsel as it relates to clause (v) above) each stating that such conveyance or transfer, and such supplemental indenture, comply with this Section 3.19 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 3.20. Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all or substantially all of the assets and properties of the Issuer pursuant to Section 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee and the Class A-2 Agent stating that the Issuer is to be so released.

Section 3.21. No Other Business.

The Issuer shall not engage in any business other than financing, purchasing, owning, selling, managing and enforcing the Loans in the manner contemplated by this Indenture and the Transaction Documents and all activities incidental thereto, issuing the Notes and the Trust Certificate and as otherwise expressly permitted in the Trust Agreement.

Section 3.22. No Borrowing; Use of Proceeds.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and any other indebtedness permitted by the Transaction Documents. The proceeds from the initial sale of the Notes and the Trust Certificate shall be used exclusively to fund the Issuer’s purchase of the Loans and other assets specified in the Sale and Servicing Agreement and to pay the organizational and transactional expenses of the Issuer.

Section 3.23. Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.24. Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.25. Representations and Warranties of the Issuer.

The Issuer represents and warrants as of the date hereof and as of the date of any Subsequent Transfer Agreement, as follows:

(a) Power and Authority. It has full power, authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture and the Notes (the foregoing documents, the “Issuer Documents”) and under each of the other Transaction Documents to which the Issuer is a party.

(b) Due Authorization and Binding Obligation. The execution and delivery of the Issuer Documents and the Transaction Documents to which the Issuer is a party, and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part. Each of the Issuer Documents and the other Transaction Documents to which the Issuer is a party constitutes the legal, valid and binding obligation of the Issuer and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c) No Conflict. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

(f) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its respective properties or with respect to the Issuer Documents or any other Transaction Document to which the Issuer is a party that, if adversely determined, would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Issuer or the transactions contemplated by the Issuer Documents or any of the other Transaction Documents to which the Issuer is a party.

(g) Organization and Good Standing. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right under its organizational documents and under Applicable Law to acquire, own and pledge the Indenture Collateral.

(h) 1940 Act. The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Location. The Issuer is located (within the meaning of Article 9 of the UCC) in Delaware. The Issuer agrees that it will not change its location (within the meaning of Article 9 of the UCC) without at least 30 days prior written notice to the Originator, the Servicer, the Trustee, the Class A-2 Agent and the Rating Agencies.

(j) Security Interest in Collateral.

(i) This Indenture creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Trustee, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) such Indenture Collateral constitutes either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Issuer owns and has good and marketable title to such Indenture Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Issuer has received all consents and approvals required by the terms of the Indenture Collateral to the pledge of the Indenture Collateral hereunder to the Trustee;

(v) the Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in such Indenture Collateral granted to the Trustee under this Indenture;

(vi) other than the security interest granted by the Issuer pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Indenture Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering such Indenture Collateral other than any financing statement (A) relating to the security interest granted by the Issuer under this Indenture, or (B) that has been terminated or for which a release or partial release has been filed. The Issuer is not aware of the filing of any judgment or tax Lien filings against the Issuer;

(vii) all original executed copies of each Underlying Note that constitute or evidence the Indenture Collateral have been delivered to and are in the possession of the Trustee;

(viii) the Issuer has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding the Underlying Notes that constitute or evidence the Indenture Collateral solely on behalf of and for the benefit of the Securityholders; and

(ix) none of the Underlying Notes that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee;

provided that the foregoing clauses (iii) and (iv) shall not be applicable to any Participated Loans prior to the Deferred Assignment Effective Date.

The representations and warranties in Section 3.25(j) shall survive the termination of this Agreement and such representations and warranties may not be amended or waived by any party hereto without satisfaction of the Rating Agency Condition with respect thereto.

Section 3.26. Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided however that the Issuer may make, or cause to be made, (w) distributions to the Owner Trustee, the Trust Depositor and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and the Sale and Servicing Agreement, (x) payments to the Servicer and/or Trust Depositor pursuant to the terms of the Sale and Servicing Agreement or the other Transaction Documents and (y) payments to the Trustee pursuant to terms of the Sale and Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account except in accordance with this Indenture and the Transaction Documents.

Section 3.27. Notice of Events of Default, Amendments and Waivers.

Promptly upon a Responsible Officer becoming aware thereof, the Issuer shall give the Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, of each Servicer Default under the Sale and Servicing Agreement and of any material default or material breach of any other Transaction Document, and of any amendment or waiver of any Transaction Document.

Section 3.28. Further Instruments and Acts.

Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture (provided nothing herein shall be deemed to impose an obligation on the Trustee to so request).

Section 3.29. Statements to Noteholders.

The Trustee shall forward by electronic mail or otherwise make available to each Noteholder the Monthly Reports and Quarterly Reports delivered to it pursuant to Article IX of the Sale and Servicing Agreement. The Trustee may make available to the Noteholders, the parties to the Transaction Documents and the Rating Agencies, via the Trustee’s Internet website, each Monthly Report and Quarterly Report and, with the consent or at the direction of the Trust Depositor, such other information regarding the Notes and/or the Loans as the Trustee may have in its possession, but only with the use of a password provided by the Trustee; provided, however, the Trustee shall have no obligation to provide such information described in this Section 3.29 until it has received the requisite information from the Trust Depositor or the Servicer. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Trustee’s Internet website shall be initially located at “https://www.trustinvestorreporting.usbank.com” or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders, the parties to the Transaction Documents and the Rating Agencies. In connection with providing access to the Trustee’s Internet website, the Trustee may (other than with respect to the parties to the Transaction Documents and the Rating Agencies) require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

Section 3.30. Grant of Additional Loans and Substitute Loans.

In consideration of the delivery of Loans transferred on each Cut-Off Date pursuant to and in accordance with the terms of Section 2.06 or Section 2.04, as applicable, of the Sale and Servicing Agreement, the Issuer grants to the Trustee a security interest in all of its right, title and interest in the Loans transferred on such Cut-Off Date and simultaneously with the transfer of the Additional Loans or Substitute Loans, as applicable, to the extent of the availability thereof, the Issuer will cause the related Loan File to be delivered to the Trustee.

Section 3.31. Determination of LIBOR; Note Interest Rate; Interest Distributable.

Until the Outstanding Principal Balance of each Class of Notes has been reduced to zero, the Trustee shall determine LIBOR for each Interest Period as provided in Section 7.06 of the Sale and Servicing Agreement, and based upon such determination of LIBOR, the Trustee shall calculate the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, and the Class D Note Interest Rate for such Interest Period, and shall inform the Issuer, the Trust Depositor and the Servicer at their respective email addresses given to the Trustee in writing thereof. Any such determination by the Trustee of the amount of interest distributable on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be binding on the parties absent manifest error.

Section 3.32. [Reserved].

Section 3.33. [Reserved].

Section 3.34. Maintenance of Listing.

So long as any of the Class A-1 Notes, the Class B Notes, the Class C Notes or the Class D Notes remain Outstanding, the Issuer shall use all commercially reasonable efforts to maintain the listing of such Class A-1 Notes, Class B Notes, Class C Notes and Class D Notes on the Irish Stock Exchange. If, despite such efforts, such listing cannot be maintained, the Issuer shall instead use reasonable efforts to promptly obtain and thereafter maintain a listing of such Class A-1 Notes, Class B Notes, Class C Notes or Class D Notes on any other stock exchange located within a member country of the European Union.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01. The Notes.

Certain of the Class A-1 Notes, the Class B Notes, the Class C Notes and the Class D Notes, shall be registered initially in the name of Cede & Co. Beneficial Owners will hold interests in the Class A-1 Notes, the Class B Notes, the Class C Notes and the Class D Notes, through the book-entry facilities of DTC in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof. Subject to Sections 4.02(b), (p), (q) and (r), the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Note shall be issued in such names and denominations as may be set forth on an Issuer Order delivered to the Trustee. The Class A-2 Notes, the Class E Notes and the Class F Note will only be issued in the form of definitive Individual Notes.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Trustee to or upon the order of the Issuer.

Section 4.02. Registration of Transfer and Exchange of Notes.

(a) The Trustee shall cause to be kept a Note Register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Note Register shall contain the name, remittance instructions, Class of each Noteholder, as well as the Series and the number in the Series.

(b) Each Class of Notes shall be issued in minimum denominations of $500,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Note of each Class may be in a different denomination so that the sum of the denominations of all outstanding Notes of such Class shall equal the applicable Initial Class A-1 Principal Balance, the Initial Class A-2 Principal Balance (treating the Class A-2 Notes as fully drawn to the extent of the Class A-2 Commitments for purposes of this determination), the Initial Class B Principal Balance, the Initial Class C Principal Balance, the Initial Class D Principal Balance, the Initial Class E Principal Balance and the Initial Class F Principal Balance, respectively. On the Closing Date and pursuant to an Issuer Order, the Trustee will execute and authenticate (i) one or more Global Notes and/or (ii) Individual Notes all in an aggregate principal amount that shall equal the applicable Initial Class A-1 Principal Balance, the applicable Initial Class A-2 Principal Balance, the applicable Initial Class B Principal Balance, the applicable Initial Class C Principal Balance, the applicable Initial Class D Principal Balance, the applicable Initial Class E Principal Balance and the applicable Initial Class F Principal Balance.

(c) The Global Notes (i) shall be delivered by the Issuer to DTC or, pursuant to DTC’s instructions, shall be delivered by the Issuer on behalf of DTC to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and (ii) with respect to the Rule 144A Global Notes, shall bear a legend substantially to the following effect:

“Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Note Registrar or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Notes may be deposited with such other depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor depository maintains a book-entry system that qualifies to be treated as “registered form” under Section 163(f)(3) of the Code.

The Issuer and the Trustee are hereby authorized to execute and deliver a Letter of Representations with DTC relating to the Notes.

(d) With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of DTC, the Issuer, the Servicer, the Owner Trustee (as such and in its individual capacity) and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or Beneficial Owners for which DTC holds Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Issuer, the Servicer, the Owner Trustee, (as such and in its individual capacity), and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Notes, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note, (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (iv) the making of book-entry transfers among Participants of DTC with respect to Notes registered in the Note Register in the name of the nominee of DTC. No Person other than a registered Holder of a Note as shown in the Note Register shall receive a Note evidencing such Note.

(e) Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Notes appearing as registered Owners in the Note Register on a Record Date, the name “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(f) In the event that (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Global Notes and the Servicer is unable to locate a qualified successor or (ii) the Servicer at its sole option elects to terminate the book-entry system through DTC, the Global Notes shall no longer be restricted to being registered in the Note Register in the name of Cede & Co. (or a successor nominee) as nominee of DTC. At that time, the Servicer may determine that the Global Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository’s agent or designee but, if the Servicer does not select such alternative global book-entry system, then upon surrender to the Note Registrar of the Global Notes by DTC, accompanied by the registration instructions from DTC for registration, the Trustee shall at the Servicer’s expense authenticate Individual Notes. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Trustee, the Note Registrar, the Servicer, each Paying Agent, the Class A-2 Agent and the Issuer shall recognize the Holders of the Individual Notes as Noteholders hereunder.

(g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Global Notes are registered in the name of Cede & Co., as nominee of DTC, all distributions of principal and interest on such Global Notes and all notices with respect to such Global Notes shall be made and given, respectively, in the manner provided in the Letter of Representations.

(h) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note or Notes of the same aggregate Percentage Interest and dated the date of authentication by the Trustee. The Note Registrar shall notify the Issuer, the Servicer and the Trustee of any such transfer.

(i) At the option of the Noteholders, Notes may be exchanged for other Notes in authorized denominations of a like Class, upon surrender of the Notes to be exchanged at such office. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable, in the form of Exhibit C. The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar shall not register transfers or exchanges of Notes called for repurchase or refinancing.

(j) No service charge shall be made for any transfer or exchange of Notes, but prior to transfer the Note Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

All Notes surrendered for payment, transfer and exchange, repurchase or refinancing shall be marked canceled by the Note Registrar and retained for one year and destroyed thereafter.

(k) By acceptance of an Individual Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein. In addition to the provisions of Sections 4.02(m) and (n) the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Note to a transferee that takes delivery in the form of an Individual Note:

(i) The Note Registrar shall register the transfer of an Individual Note if the requested transfer is being made to a transferee who has provided the Note Registrar with a Rule 144A Certification or to a transferee who is an Affiliate of the Originator in a transfer which otherwise complies with Section 4.02(s); or

(ii) The Note Registrar shall register the transfer of any Individual Note if (1) such transfer is made to a transferee who is an Affiliate of the Originator and such transfer otherwise complies with Section 4.02(s), or (2) (x) the transferor has advised the Note Registrar in writing that the Note is being transferred to a Person that is both an Institutional Accredited Investor and a Qualified Purchaser; and (y) prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter; provided that if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note.

(l) Subject to Section 4.02(n), so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of beneficial interests in the Global Note, or transfers by holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Global Note, may be made only in accordance with this Section 4.02(l) and in accordance with the rules of DTC.

(i) Rule 144A Global Note to Regulation S Global Note During the Distribution Compliance Period. If, during the Distribution Compliance Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of DTC and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note only upon compliance with the provisions of this Section 4.02(l)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the DTC Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit E hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct DTC to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(ii) Rule 144A Global Note to Regulation S Global Note After the Distribution Compliance Period. If, after the Distribution Compliance Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this Section 4.02(l)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the DTC Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit F hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct DTC to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(iii) Regulation S Global Note to Rule 144A Global Note. If the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this Section 4.02(l)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant to be credited with, and the account of the DTC Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Distribution Compliance Period, a certificate in the form of Exhibit G hereto given by the Beneficial Owner, or (ii) after the Distribution Compliance Period, a Rule 144A Certification from the transferee of such interest to the effect that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, the Note Registrar shall instruct DTC to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

(iv) Transfers Within Regulation S Global Notes During Distribution Compliance Period. If, during the Distribution Compliance Period, the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this Section 4.02(l)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant to be credited with, and the account of the DTC Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit H hereto given by the transferee, the Note Registrar shall instruct DTC to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer. The Note Registrar shall not be required to monitor compliance by Beneficial Owners of the provisions of this Section 4.02(l)(iv).

(m) Transfers of Interests in Global Notes to Individual Notes. Any and all transfers from a Global Note to a transferee wishing to take delivery in the form of an Individual Note will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note described on the face of such Note, and such transferee agrees that it will transfer such Individual Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 4.02(m) or is made to an Affiliate of the Originator in a transfer which otherwise complies with Section 4.02(s).

(i) Transfers of a beneficial interest in a Global Note to a Person who is both an Institutional Accredited Investor and a Qualified Purchaser will require delivery of such Note to the transferee in the form of an Individual Note and the Note Registrar shall register such transfer only if prior to the transfer such transferee furnishes to the Note Registrar (1) a Transferee Letter to the effect that the transfer is being made to an Institutional Accredited Investor and a Qualified Purchaser in accordance with an applicable exemption under the Securities Act, and (2) an Opinion of Counsel acceptable to the Trustee that such transfer is in compliance with the Securities Act.

(ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for an Individual Note, as provided herein, the Note Registrar shall endorse on the schedule affixed to the related Global Note Registrar (or on a continuation of such schedule affixed to such Global Note Registrar and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Note Registrar equal to the denomination of such Individual Note issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Company in accordance with applicable law, an Individual Note issued upon transfer of or exchange for a beneficial interest in the Global Note Registrar shall bear the Securities Legend.

(n) Transfers of Individual Notes to the Global Notes. If a Holder of an Individual Note wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Note or the related Rule 144A Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 4.02(n). Upon receipt by the Note Registrar at the Corporate Trust Office of (1) the Individual Note to be transferred with an instrument of assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note or such Rule 144A Global Note, as the case may be, in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Note, a certificate in the form of Exhibit H hereto, given by the Beneficial Owner that is transferring such interest, if delivery is to be taken in the form of a beneficial interest in the Regulation S

Global Note or (y) a Transferee Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer who is a Qualified Purchaser, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Note, the Note Registrar shall cancel such Individual Note, execute and deliver a new Individual Note for that portion, if any, of the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct DTC to increase the denomination of the Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Note during the Distribution Compliance Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding denomination of the Rule 144A Global Note or the Regulation S Global Note, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Note and that no Class A-2 Note, Class E Note or Class F Note shall be issued other than in the form of an Individual Note.

(o) An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of DTC), may be made only in accordance with this Section 4.02 and in accordance with the rules of DTC and Applicable Procedures.

(p) (i) Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request DTC to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

(ii) Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request DTC to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Global Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

(q) The Securities Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

(r) Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the holder of any Individual Note may transfer or exchange the same in whole or in part (in an initial Note balance equal to the minimum authorized denomination of

$500,000 or any integral multiple of $1,000 in excess thereof) by surrendering such Note at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Note may, subject to the rules and procedures of DTC, cause DTC (or its nominee) to notify the Note Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Note or Notes. Following a proper request for transfer or exchange, the Note Registrar shall, within five Business Days of such request made at such Corporate Trust Office, cause the Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Note shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

(s) No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an “investment company” under the 1940 Act. In the event of any such transfer, unless such transfer is made in reliance upon Rule 144A under the Securities Act or Regulation S under the Securities Act or is a transfer of the Class E Note or the Class F Note to an Affiliate of the Originator, (i) the Trustee may require a written Opinion of Counsel acceptable to and in form and substance reasonably satisfactory to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Issuer, or the Servicer and (ii) the Trustee shall require the transferee to execute a Transferee Letter certifying to the Issuer and the Trustee the facts surrounding such transfer, which Transferee Letter or certification shall not be an expense of the Trustee, the Issuer or the Servicer. The holder of a Note desiring to effect such transfer shall, and by accepting a Note and the benefits of this Indenture does hereby agree to, indemnify the Trustee, the Issuer, the Servicer and the Initial Purchasers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Trustee, the Servicer, the Trust Depositor or the Initial Purchasers intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

(t) No Class F Note may be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (A) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have more than 50% of the value of its interest in such Person attributable to the interest of such Person in any Class F Note or other interest (direct or indirect) in the Issuer, and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Class F Note to permit any partnership to satisfy the 100 partner limitation of Treas. Reg. § 1.7704-1(h)(1)(ii).

(u) No Class F Note (or interest therein) may be acquired, and no Holder of a Class F Note may sell, transfer, assign, participate, pledge or otherwise dispose of any Class F Note (or interest therein) or cause any Class F Note (or interest therein) to be marketed, on or through (i) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including a market wherein any Class F Note (or interest therein) is regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to any Class F Note (or interest therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

(v) No Holder of a Class F Note may transfer its interest in any Class F Note in an amount less than the minimum denomination of such Class F Note.

(w) Notwithstanding any other provision of this Agreement to the contrary, on the Closing Date, the Trustee shall authenticate in the name of, and deliver to, the Trust Depositor, each of the Class E Note and the Class F Note in the form of a single Individual Note in an aggregate principal amount equal to the Initial Class E Principal Balance or the Initial Class F Principal Balance, as applicable. The Holder of each of the Class E Note and the Class F Note shall initially be the Trust Depositor. No transfer, sale, pledge or other disposition of one or more Class F Notes (a “Transfer”) shall be made unless simultaneously with the Transfer (1) a proportionate amount of Trust Certificates are Transferred so that the ratio of the Percentage Interest of the Trust Certificates so Transferred to all Trust Certificates and the ratio of the Percentage Interest of the Class F Notes so Transferred to all Class F Notes are equal, (2) the Transfers of the Trust Certificates and Class F Notes referred to herein are made to the same Person, and (3) the Percentage Interest of the Trust Certificates and Class F Notes, respectively, so transferred is no less than ten (10%) percent.

(x) The Class F Notes may only be owned by United States Persons (as defined in Section 7701(a)(30) of the Code).

(y) No Class A-1 Note, Class B Note, Class C Note or Class D Note, or any interest therein, may be acquired directly or indirectly, by, for, on behalf of or with any assets of an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, any plan described in and subject to Section 4975 of the Code (collectively, a “Plan”) or any other plan or arrangement subject to any federal, state or local law substantively similar or of similar effect to the foregoing provisions of ERISA or the Code (“Similar Law”) unless it represents or is deemed to represent that its acquisition and holding of the Class A-1 Note, Class B Note, Class C Note or Class D Note will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, each as amended, or an exemption similar to the foregoing exemptions or, in the case of a plan or arrangement subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law. No Class A-2 Note, Class E Note or Class F Note may be acquired directly or indirectly, by, for, on behalf of or with any assets of any Plan. Further, no Class A-2 Note may be acquired directly or indirectly, by, for, on behalf of or with any assets of any plan or arrangement that is subject to Similar Law, and no Class E Note or Class F Note may be acquired directly or indirectly by, for, on behalf of or with any assets of any plan or arrangement that is not subject to Title I of ERISA or Section 4975 of the Code unless it represents or is deemed to represent that its acquisition and holding of the Class E Note and/or the Class F Note will not constitute or result in a non-exempt violation of Similar Law. In the case of an Individual Note, such representation shall be made in a certification from the transferee to the Trustee; in the case of a Note other than an Individual Note, the transferee shall be deemed to have made such representation.

(z) No Class A-2 Note, Class E Note or Class F Note in the form of an Individual Note may be exchanged for an interest in a Global Note.

(aa) The Trustee, Note Registrar and Certificate Registrar shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a transfer certificate or opinion is specifically required by the terms of this Section (or by the terms of the Trust Agreement, as applicable) to be provided to the Trustee, Note Registrar or Certificate Registrar by a prospective transferee or transferor, the Trustee, Note Registrar or Certificate Registrar, as applicable, shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section (or Trust Agreement, as applicable).

Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for repurchase, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Repurchase Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04. Payment of Principal and Interest and Class A-2 Commitment Fee; Defaulted Interest.

(a) The Notes shall accrue interest during each Interest Period and the Class A-2 Commitment Fee will accrue in accordance with the definition of such term, in each case on the basis of the actual number of days elapsed during such Interest Period and a year assumed to consist of 360 days. Any installment of interest, principal or Class A-2 Commitment Fee, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Global Notes have been issued pursuant to Section 4.02, with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), such payment will be made by wire transfer in immediately available funds to the account designated by such Person and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Stated Maturity and except for the Repurchase Price, Redemption Price or Refinancing Price for any Note called for repurchase, redemption or refinancing pursuant to Article X hereof which shall be payable as provided in Section 4.04(b) and Article X hereof, as applicable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee with the consent of the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. Pursuant to the Class A-2 Purchase Agreement, on each Determination Date and at any time promptly following a request therefor by the Servicer or the Trustee, the Class A-2 Agent shall provide the Servicer and the Trustee with a report specifying the aggregate principal amount of Advances outstanding in respect of each Class A-2 Note and the Class A-2 Commitment of the related Holder (as of such Determination Date). All principal payments among the Classes of Notes shall be made in the order and priorities set forth herein and in the Sale and Servicing Agreement and all principal payments on the Notes of the same Class shall be made pro rata to the Noteholders of such Class. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest (and in the case of the Class A-2 Notes, the Class A-2 Commitment Fee) on such Note will be paid; provided that the Issuer or Servicer shall have provided the Trustee with timely notice of such expectation. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with a repurchase, redemption or refinancing of Notes shall be given to Noteholders as provided in Article X.

(c) For so long as the Notes of any Class are listed on the Irish Stock Exchange and the rules of such exchange shall so require, the Issuer will have a paying agent and transfer agent for such securities in Ireland, and payments on and transfers or exchanges of interests in such Notes (including partial interests therein) may be effected through such paying and transfer agent (or any other paying and transfer agent); provided that all transfers and exchanges must be effected in accordance with this Indenture. In addition, for so long as the Notes of any Class are listed on the Irish Stock Exchange and the rules of such exchange shall so require, in the case of a transfer or exchange of a physical instrument representing such security, a holder thereof may obtain a new physical instrument from the paying agent and transfer agent in Ireland in accordance with this Indenture.

Section 4.05. Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, (i) the Notes (other than the Class F Note) will qualify as indebtedness secured by the Indenture Collateral and (ii) the Issuer shall not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Indenture, and each Noteholder (other than the Class F Noteholder), by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer. Each Holder of such Note (other than the Class F Noteholder) agrees that it will cause any beneficial owner of such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 4.05. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701–3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by the terms of this Indenture or applicable law, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a disregarded entity for federal income tax purposes (unless, pursuant to 4.05(b)(ii), the Issuer is treated as partnership). The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

(b) It is the intent of the Trust Depositor, the Servicer, the Class F Noteholder and the Certificateholder that, (i) in the event that the Trust Certificate and the Class F Note are owned by a single Holder, for federal income tax purposes, the Issuer will be disregarded as an entity separate from such Holder, and such Holder, by acceptance of the Trust Certificate and the Class F Note, agrees to take no action inconsistent with such treatment and (ii) in the event that the Trust Certificate and/or the Class F Note are owned by more than one Holder, for federal income tax purposes, the Issuer will be treated as a partnership, the partners of which are the Certificateholders and the Class F Noteholders, and each Certificateholder and Class F Noteholder, by acceptance of a Trust

Certificate and a Class F Note, respectively, agree to treat the Trust Certificate and the Class F Note as equity and to take no action inconsistent with such treatment.

(c) All payments made by the Issuer under the Offered Notes will be made without any deduction or withholding (other than the Class A-2 Commitment Fee paid with respect to the Class A-2 Notes) for or on the account of any tax unless such deduction or withholding is required by applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Issuer is so required to deduct or withhold it will provide notice to the Trustee of such requirement promptly after a Responsible Officer becomes aware thereof and the Issuer will not be obligated to pay to the holder of any such Offered Note any additional amounts in respect of such withholding or deduction.

(d) Each Holder and each beneficial owner of a Note, by acceptance of such Note or its interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or successor applicable form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an appropriate Internal Revenue Service Form W-8 (or successor applicable form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) may result in amounts being withheld from payments in respect of such Note.

Section 4.06. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes except with respect to the following, which shall survive the satisfaction and discharge of this Indenture: (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee thereon, (iv) Sections 3.03, 3.04, 3.06, 3.10, 3.19, 3.21, 3.22, 4.05, 6.07, 11.15 and the second sentence of 11.16, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.07) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them. The Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A) either

(1) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) are to be called for repurchase within one year under arrangements satisfactory to the Trustee for the giving of notice of repurchase by the Trustee in the name, and at the expense, of the Issuer,

and the Issuer, in the case of (2)(i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Stated Maturity therefor, Repurchase Date, Redemption Date or Refinancing Date (if Notes shall have been called for repurchase, redemption or refinancing pursuant to Article X), as the case may be; and

(B) the Issuer has delivered to the Trustee an Officer’s Certificate meeting the applicable requirements of Section 11.01 and, subject to Section 11.01, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Section 4.07. Application of Trust Money.

All moneys deposited with the Trustee pursuant to Section 4.06 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of Notes for the payment or repurchase of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.08. Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

Section 5.01. Events of Default.

Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default”:

(i) (x) failure to pay all accrued interest on the Offered Notes or any Class A-2 Commitment Fee on any Distribution Date and such failure continues unremedied for two Business Days or (y) if no Offered Notes are Outstanding, failure to pay all accrued interest on the Class E Notes on any Distribution Date and such failure continues unremedied for two Business Days (or, in the case of both (x) and (y), if such failure to pay occurs as a result of administrative error on the part of the Trustee, such failure continues unremedied for five Business Days);

(ii) failure to reduce the Outstanding Principal Balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes to zero by the Stated Maturity and, if no Offered Notes are Outstanding, failure to reduce the Outstanding Principal Balance of the Class E Notes to zero by the State Maturity;

(iii) failure to pay the Repurchase Price to the Noteholders on the Repurchase Date in the event of an Optional Repurchase pursuant to Section 10.01 unless such Optional Repurchase has been withdrawn in accordance with Section 10.01;

(iv) failure to pay the Redemption Price to the Noteholders on the Redemption Date in the event of an Optional Redemption pursuant to Section 10.03 unless (a) such Optional Redemption has been withdrawn in accordance with Section 10.03 or (b) the Issuer is unable to complete an Optional Redemption;

(v) failure on the part of the Originator to make any payment or deposit required under the Sale and Servicing Agreement within two Business Days after the date the payment or deposit is required to be made;

(vi) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture, or any representation, warranty, certification or written statement of the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made and such default or incorrect representation or warranty has a material adverse effect on the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (if such failure can be remedied) after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Originator or the Trust Depositor, as applicable, or (ii) the delivery to the Issuer by the Trustee or to the Issuer and the Trustee, by any Noteholder, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(vii) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust Depositor, the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor, the Issuer or for any substantial part of either Indenture Collateral, or ordering the winding-up or liquidation of the Trust Depositor’s or the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(viii) there occurs the commencement by the Trust Depositor or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trust Depositor or the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust Depositor or the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor or the Issuer or for any substantial part of the assets of the Indenture Collateral, or the making by the Trust Depositor or the Issuer of any general assignment for the benefit of creditors, or the failure by the Trust Depositor or the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Trust Depositor or the Issuer in furtherance of any of the foregoing;

(ix) the Trustee, on behalf of the Noteholders, shall fail to have a valid and perfected first priority security interest in the Indenture Collateral, and such failure to have a perfected first priority security interest shall have a material adverse effect on the Noteholders;

(x) any of the Issuer, the Indenture Collateral or the arrangements contemplated by the Transaction Documents is required to be registered as an “investment company” under the 1940 Act; or

(xi) failure to pay the Refinancing Price to the Noteholders on the Refinancing Date in the event of a Refinancing pursuant to Section 10.01 unless such Refinancing has been withdrawn in accordance with Section 10.04 or the Issuer is unable to complete a Refinancing.

The Issuer shall deliver to the Trustee, the Class A-2 Agent and the Rating Agencies, within two Business Days after the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (v) of the definition of “Event of Default,” its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, (other than an Event of Default specified in Section 5.01(vii), (viii) or (x)), then and in every such case the Trustee may, and shall at the direction of the Majority Noteholders, or the Majority Noteholders may terminate all undrawn Class A-2 Commitments and declare the Notes to be immediately due and payable, by a notice in writing to the Issuer, the Class A-2 Agent and the Rating Agencies (and to the Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee thereon, in each case through the date of acceleration, shall become immediately due and payable; provided that the undrawn Class A-2 Commitments may not be reduced to the extent that the Class A-2 Funding Test is not satisfied unless an Event of Default specified in Section 5.01(vii), (viii) or (x) has occurred and is continuing, in which cases the Class A-2 Commitments may be reduced to zero without regard to compliance with the Class A-2 Funding Test. If an Event of Default specified in Section 5.01(vii), (viii) or (x) occurs, all undrawn Class A-2 Commitments will terminate automatically and the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee thereon, in each case through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(A) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on the Notes and, in the case of the Class A-2 Notes, the Class A-2 Commitment Fee, and all other amounts that would then be due hereunder, upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(B) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereto.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest or Class A-2 Commitment Fee, as applicable, on any Note when the same becomes due and payable, and such default continues for a period of five Business Days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of two Business Days, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, interest and Class A-2 Commitment Fee, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Noteholders and subject to the provisions of Section 11.15 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the Indenture Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee subject to the provisions of Section 11.15 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal, interest and Class A-2 Commitment Fee, as applicable, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf;

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

(v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, subject to the provisions of Section 11.15 hereof, the Trustee may do one or more of the following (subject to Section 5.15):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Sale and Servicing Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

(iv) sell the Indenture Collateral or any portion thereof or rights or interest therein;

provided, however, that the Trustee may not sell or otherwise liquidate the Indenture Collateral following and during the continuance of an Event of Default unless (A) the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, (B) the proceeds of such Sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal, interest and Class A-2 Commitment Fee, as applicable, to pay all amounts then due and payable to the Trustee, the Backup Servicer, the Owner Trustee and to reimburse the Servicer for any outstanding unreimbursed Servicing Advances and Scheduled Payment Advances or (C) the Super-Majority Noteholders consent to such Sale. In determining whether the proceeds of such Sale or liquidation distributable to the Noteholders and the other parties entitled thereto are sufficient to discharge in full the amounts referenced in clause (B), the Trustee may, but need not, obtain, at the Issuer’s expense, and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the expected sales proceeds of the Indenture Collateral for such purpose.

(b) If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property as set forth in Section 7.05 of the Sale and Servicing Agreement.

The Trustee may fix a record date and Distribution Date for any payment to Noteholders pursuant to this Section 5.04. At least five days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the Distribution Date and the amount to be paid.

Section 5.05. [Reserved].

Section 5.06. Limitation of Suits.

No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.15 hereof:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) (A) prior to the payment in full of each class of Offered Notes, the Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of each Class of Offered Notes (each acting as a separate Class) have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder, (B) from and after the payment in full of each Class of Offered Notes, the Class E Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of the Class E Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder and (C) from and after the payment in full of each Class of Offered Notes and the Class E Notes, the Class F Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of the Class F Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) (A) prior to the payment in full of each Class of Offered Notes, no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Outstanding Principal Balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, (B) from and after payment in full of the Offered Notes, no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Outstanding Principal Balance of the Class E Notes and (C) from and after payment in full of the Offered Notes and the Class E Notes, no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Outstanding Principal Balance of the Class F Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07. Unconditional Rights of Noteholders To Receive Principal, Interest, and Class A-2 Commitment Fee.

Notwithstanding any other provisions in this Indenture, but subject to Section 11.15 hereof, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (and Class A-2 Commitment Fee, as applicable), if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of repurchase, on or after the Repurchase Date) and such right shall not be impaired without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not a Waiver.

No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

Section 5.11. Control by Noteholders.

The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Indenture Collateral shall be by Holders of the Notes representing (A) prior to the payment in full of each Class of Offered Notes, 100% of the aggregate Outstanding Principal Balance of all Offered Notes, (B) from and after the payment in full of the Offered Notes, 100% of the aggregate Outstanding Principal Balance of the Class E Notes and (C) from and after the payment in full of the Offered Notes and the Class E Notes, 100% of the aggregate Outstanding Principal Balance of the Class F Notes; and

(iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12. Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Event of Default and its consequences except an Event of Default with respect to payment of principal, interest or Class A-2 Commitment Fee, as applicable, on any of the Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Aggregate Outstanding Principal Balance or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal, interest, or Class A-2 Commitment Fee, as applicable, on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Sale of Indenture Collateral.

(a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Indenture Collateral pursuant to Section 5.04 is expressly subject to the provisions of Section 5.04 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Collateral remaining unsold, but shall continue unimpaired until the entire Indenture Collateral shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Trustee shall not in any private Sale sell the Indenture Collateral, or any portion thereof, unless the Super-Majority Noteholders consent to or direct the Trustee to make such Sale and:

(i) the proceeds of such Sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal, interest and Class A-2 Commitment Fee, as applicable, to pay all amounts then due and payable to the Trustee and to reimburse the Servicer for any outstanding unreimbursed Servicing Advances and Scheduled Payment Advances; or

(ii) the Trustee determines, in its sole discretion, that the conditions for retention of the Indenture Collateral set forth in Section 5.04 cannot be satisfied (in making any such determination, the Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.04, and the Majority Noteholders consent to such Sale, which consent will not be unreasonably withheld).

(c) In connection with a Sale of all or any portion of the Indenture Collateral:

(i) other than in the case of a Sale of any Loan as contemplated by the Sale and Servicing Agreement, any Holder or Holders of Notes (other than the Trust Depositor) may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii) other than in the case of a Sale of any Loan as contemplated by the Sale and Servicing Agreement, the Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, Requirements of Law in connection therewith, may purchase all or any portion of the Indenture Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such Sale in accordance with Section 5.04(b) on the Distribution Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Collateral in connection with a Sale thereof;

(iv) the Trustee is hereby irrevocably appointed the agent and attorney–in–fact of the Issuer to transfer and convey its interest in any portion of the Indenture Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 5.16. Action on Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer. Any money or property collected by the Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17. Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Trustee to do so, the Issuer shall take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Trust Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Trust Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Trust Depositor or the Servicer of each of their obligations under the Transaction Documents.

(b) If a Servicer Default has occurred and is continuing, the Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Majority Noteholders shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended.

ARTICLE VI

THE TRUSTEE

Section 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs with respect to the Indenture Collateral.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholder or Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(i) The Trustee shall not be deemed to have notice of any Event of Default or Servicer Default unless a Responsible Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof.

Section 6.02. Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(f) The Trustee shall not be bound to make any investigation into the performance of the Issuer or the Servicer under this Indenture or any other Transaction Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney; provided, however, that any such examination shall be at a time acceptable to the Issuer or the Servicer in their reasonable judgment during normal business hours; provided, further that each such party shall, and shall cause its agents, to hold in confidence any and all such information, except (i) to the extent disclosure may be required by law by any regulatory authority, (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder and (iii) a Noteholder may disclose such information obtained from the Trustee to any prospective transferee and to such Noteholder’s and transferee’s accountants, consultants, attorneys and similar agents; provided that all such persons agree in writing with the Issuer to hold such information as confidential.

(g) Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) Except as expressly provided herein or in any other Transaction Document, nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received by it from the Issuer or Servicer or to otherwise monitor the activities of the Issuer or Servicer.

(i) In the event that the Trustee is also acting in the capacity of custodian, Paying Agent, Note Registrar or Certificate Registrar hereunder or under the other Transaction Documents, the rights, protections, immunities and indemnities afforded the Trustee pursuant to this Article VI shall also be afforded to the Trustee in such capacities.

Section 6.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Note Registrar, co–registrar, Paying Agent or co–paying agent may do the same with like rights. However, the Trustee must comply with Section 6.11.

Section 6.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Sale and Servicing Agreement, the Trust Agreement or any other Transaction Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 6.05. Notice of Event of Default.

The Trustee shall mail to each Noteholder, the Rating Agencies (so long as any of the Offered Notes are Outstanding), the Class A-2 Agent, the Servicer and the Owner Trustee notice of an Event of Default within 30 days after the Trustee has actual knowledge thereof in accordance with Section 6.01. Except in the case of an Event of Default in payment of principal, interest or Class A-2 Commitment Fee, as applicable, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06. Reports by Trustee to Holders.

The Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer’s or a Noteholder’s written request, the Trustee shall promptly furnish information reasonably requested by the Issuer or such Noteholder that is reasonably available to the Trustee to enable the Issuer or such Noteholder to perform its federal and state income tax reporting obligations.

The Trustee shall not be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Internal Revenue Code sections 6011(a), 6111(d) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Treasury Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Treasury Regulations Section 301.6112-1 or any successor provision.

Section 6.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee on each Distribution Date such reasonable compensation for its services under this Indenture and the other Transaction Documents pursuant to a separate agreement dated as of the date hereof between the Trustee and the Issuer. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer and the Trust Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and the Trust Depositor shall not relieve the Issuer of its obligations hereunder or under the Trust Agreement. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Issuer shall assume (with the consent of the Trustee, such consent not to be unreasonably withheld) the defense and any settlement of claim for indemnification hereunder and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees. If the consent of the Trustee required in the immediately preceding sentence is unreasonably withheld, the Issuer is relieved of its indemnification obligations hereunder with respect thereto. The obligations of the Issuer set forth in this Section 6.07 are subject in all respects to Section 11.15(b).

The Trustee hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

The amounts payable to the Trustee pursuant to this Section 6.07 shall not, except as provided by Section 7.05 of the Sale and Servicing Agreement, exceed on any Distribution Date the limitation on the amount thereof described in the Priority of Payments for such Distribution Date and in the definition of Administrative Expenses in the Sale and Servicing Agreement; provided that (i) the Trustee shall not institute any proceeding for payment of any amount payable hereunder except in connection with an action pursuant to Section 5.03 or 5.04 for the enforcement of the lien of this Indenture for the benefit of the Noteholders and (ii) the Trustee may only seek to enforce payment of such amounts in conjunction with the enforcement of the rights of the Noteholders in the manner set forth in Section 5.04.

The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.07 and Section 7.05 of the Sale and Servicing Agreement, and only to the extent that the payment thereof would not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.08, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the nonpayment to the Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

The Issuer’s payment obligations to the Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in clauses (vi) or (vii) of the definition of “Event of Default” with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08. Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the appointment of a successor Trustee pursuant to this Section 6.08 has become effective. The Trustee may resign at any time by so notifying the Issuer, the Trust Depositor and the Servicer. The Majority Noteholders or the Issuer, with the written consent of the Majority Noteholders, may remove the Trustee by so notifying the Trustee and the Rating Agencies in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 6.11;

(ii) the Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property;

(iv) the Trustee otherwise becomes incapable of acting; or

(v) the Trustee defaults in any of its obligations under the Transaction Documents and such default is not cured within 30 days after a Responsible Officer of the Trustee receives written notice of such default.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Upon the appointment becoming effective, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. No successor Trustee shall accept appointment as provided in this Section 6.08 unless at the time of such appointment becoming effective such Person shall be eligible under the provisions of Section 6.11. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property (including all Indenture Collateral) held by it as Trustee to the successor Trustee and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Majority Noteholders, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Upon the appointment of a successor Trustee as provided in this Section 6.08, the successor Trustee shall mail notice of such succession hereunder at the expense of the Issuer to all Holders of Notes at their addresses as shown in the Note Register.

Section 6.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Trustee shall provide the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 6.10. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons, to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such interest to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 6.11 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. No appointment of a co-trustee or a separate trustee shall relieve the Trustee of its duties and obligations hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co–trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification.

The Trustee hereunder shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $200,000,000, (iv) having unsecured and unguaranteed long–term debt obligations rated at least Baa3 by Moody’s, BBB by Fitch and BBB– by S&P, and (v) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee shall (a) give prompt notice to the Issuer, the Trust Depositor, the Servicer, the Noteholders, the Class A-2 Agent and the Rating Agencies that it has so ceased to be eligible to be the Trustee and (b) resign, upon the request of the Majority Noteholders in the manner and with the effect specified in Section 6.08.

Section 6.12. Representations, Warranties and Covenants of U.S. Bank and the Trustee.

Each of U.S. Bank and the Trustee, as applicable hereby makes the following representations, warranties and covenants on which the Issuer, the Trust Depositor, the Servicer, the Noteholders and the Class A-2 Agent shall rely:

(a) U.S. Bank is a national banking association and trust company duly organized, validly existing and in good standing under the laws of the United States.

(b) U.S. Bank satisfies the criteria specified in Section 6.11.

(c) U.S. Bank has full power, authority and legal right to execute, deliver and perform this Indenture and the other Transaction Documents to which it is a party and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Transaction Documents to which it is a party.

(d) The execution, delivery and performance by U.S. Bank of this Indenture and the other Transaction Documents to which it is a party shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (ii) violate any provision of the corporate charter or by-laws of U.S. Bank or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Indenture Collateral pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect U.S. Bank’s performance or ability to perform its duties as Trustee under this Indenture and the other Transaction Documents to which each is a party or the transactions contemplated in this Indenture and the other Transaction Documents to which each is a party.

(e) The execution, delivery and performance by U.S. Bank of this Indenture and the other Transaction Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

(f) This Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by U.S. Bank and constitute the legal, valid and binding agreements of U.S. Bank enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity. U.S. Bank hereby agrees and covenants that it will not at any time in the future, deny that this Indenture and the other Transaction Documents to which it is a party constitute its legal, valid and binding agreement.

(g) Neither U.S. Bank nor the Trustee shall take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Noteholders under this Indenture or the other Transaction Documents.

(h) Neither U.S. Bank nor the Trustee is affiliated, as that term is defined in Rule 405 under the Securities Act, with the Issuer or with any Person involved in the organization or operation of the Issuer.

Section 6.13. Directions to Trustee.

The Trustee is hereby directed and authorized:

(i) to accept a collateral assignment of the Loans and hold the assets of the Indenture Collateral as security for the Noteholders;

(ii) to authenticate and deliver the Notes substantially in the forms prescribed by Exhibits A-1 through A-7 in accordance with the terms of this Indenture;

(iii) to execute and deliver the Transaction Documents to which it is a party; and

(iv) to take all other actions as shall be required to be taken by it by the terms of this Indenture and the other Transaction Documents.

For avoidance of doubt, in entering into and performing under the Transaction Documents to which it is a party, the Trustee shall be subject to the protections, rights, indemnities and immunities afforded it under Article VI of this Indenture.

Section 6.14. Conflicts.

If a Default occurs and is continuing and the Trustee is deemed to have a “conflicting interest” (as defined in the TIA) as a result of acting as trustee for the Offered Notes, the Class E Notes and the Class F Note, the Issuer, at its expense, shall appoint a successor Trustee for the Offered Notes and a successor Trustee for the Class E Notes and the Class F Note so that there will be separate Trustees for each of the Offered Notes on the one hand, and the Class E Notes and the Class F Note on the other hand. No such event shall alter the voting rights of the Noteholders under this Indenture or under any of the other Transaction Documents.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01. Issuer To Furnish Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Trustee (a) within one day after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) The Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates and financial statements of the Issuer or of the Servicer furnished to the Trustee under the Transaction Documents.

Section 7.03. Fiscal Year.

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year. The Issuer shall notify the Trustee of any change in its fiscal year.

Section 7.04. Reports to Irish Stock Exchange, Etc.

In the event of a change in the Trustee, any paying agent or any transfer agent in Ireland, the Issuer will cause notification thereof to be published in the Irish Stock Exchange’s Daily Official List or as otherwise required by the rules of the Irish Stock Exchange.

ARTICLE VIII

TRANSACTION ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01. Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any event of default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Collateral, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02. Transaction Accounts.

(a) On or prior to the Closing Date, the Servicer on behalf of the Issuer shall establish and maintain, in the name of the Trustee, for the benefit of the Noteholders, and the Certificateholder, the Transaction Accounts (other than the Principal and Interest Accounts which shall be in the name of the Servicer) as provided in Section 7.01 of the Sale and Servicing Agreement.

(b) All funds required to be deposited in the Principal and Interest Account with respect to the preceding Due Period will be deposited in the Principal and Interest Account as provided in Section 7.01 of the Sale and Servicing Agreement. On or before each Determination Date, the Collections with respect to the preceding Due Period will be transferred from the Principal and Interest Account to the Note Distribution Account as provided in Section 7.05 of the Sale and Servicing Agreement.

(c) On each Distribution Date, the Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of each Class of Notes and any other parties specified in the Priority of Payments, and to the Paying Agent under the Trust Agreement, for distribution to the Holders of the Trust Certificates in accordance with the Priority of Payments.

(d) All moneys deposited from time to time in the Note Distribution Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Noteholders as provided by the Sale and Servicing Agreement.

(e) The Repurchase Price described in Section 10.01 hereof, the Redemption Price described in Section 10.03 hereof and the Refinancing Price described in Section 10.04 hereof shall be deposited in the Note Distribution Account.

The Trustee shall invest any funds in the Note Distribution Account as provided in the Sale and Servicing Agreement.

Section 8.03. Officer’s Certificate.

Except for releases or conveyances required or permitted by the Sale and Servicing Agreement and the other Transaction Documents, the Trustee shall receive at least two Business Days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating the effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture.

Section 8.04. Termination Upon Distribution to Noteholders.

Subject to Section 4.06, this Indenture and the respective obligations and responsibilities of the Issuer and the Trustee created hereby shall terminate upon the distribution to the Noteholders, the Trustee and the Backup Servicer of all amounts required to be distributed to such parties pursuant to Article III and the Sale and Servicing Agreement.

Section 8.05. Release of Indenture Collateral.

(a) Subject to the payment of its fees and reasonable expenses, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, the Sale and Servicing Agreement and the other Transaction Documents. No party relying upon an instrument executed by the Trustee as provided in Article IV hereunder shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

(b) The Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Trustee pursuant to this Indenture have been paid, release any remaining portion of the Indenture Collateral that secured the Notes from the lien of this Indenture. The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of a request from the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such release have been satisfied.

Section 8.06. Surrender of Notes Upon Final Payment.

By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Trustee promptly upon such Noteholder’s receipt of the final payment thereon.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes or the Class A-2 Agent but with prior written notice to Moody’s, the Servicer, the Class A-2 Agent and the Backup Servicer (if adversely affected thereby) and satisfaction of the Rating Agency Condition by S&P, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental, in form satisfactory to the Trustee, for any of the following purposes; provided, however, that the Issuer shall only enter into an indenture supplemental hereunder in compliance with Section 4.01(d) of the Trust Agreement and Section 9.06 hereof:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v) to cure any ambiguity or manifest error, to correct or supplement any provision in this Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or to make any modification that is of a formal, minor or technical nature;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Class of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

(viii) to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in Applicable Law or regulations (or the interpretation thereof);

(ix) to enable the Issuer or the Trustee to rely upon the exemption from registration under the Securities Act or the 1940 Act or to remove restrictions on resale or transfer to the extent required under Applicable Law;

(x) to make such amendments to this Indenture or the Notes (other than an amendment of the type described in Sections 9.02(i)-(viii)) as the Issuer and the Trustee, in their reasonable discretion, may deem necessary or advisable in order for the Class A-1 Notes, the Class B Notes, the Class C Notes and the Class D Notes to qualify for or maintain their listing on the Irish Stock Exchange or any other stock exchange;

(xi) to evidence or implement any change to this Indenture required by regulations or guidelines enacted to support the USA PATRIOT Act;

(xii) to evidence or implement the issuance of Replacement Notes in connection with any Refinancing;

(xiii) to add any provision to, or change in any manner or eliminate any of the provisions of this Indenture or modify in any manner the rights of the Noteholders; provided, that such action as evidenced by an Officer’s Certificate and/or an opinion of counsel delivered to the Trustee shall not adversely affect in any material respect the interests of any Noteholder;

(xiv) to comply with any changes to the Code;

(xv) to conform this Indenture to the Offering Memorandum; and

(xvi) to add any new provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that will not be inconsistent with any existing provisions of this Indenture or such supplemental indenture provided, that, such action shall not, as evidenced by an Officer’s Certificate delivered to the Trustee, adversely affect in any material respect the interests of the Noteholders or of the Class A-2 Agent.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Trustee, when authorized by an Issuer Order, may also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, the Servicer and the Class A-2 Agent, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Officer’s Certificate, (i) materially adversely affect the interest of any Noteholder or (ii) cause the

Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code; provided that such Officer’s Certificate with respect to clause (b)(ii) shall be based on the advice of nationally recognized tax counsel. Notwithstanding any provision contained in this Indenture to the contrary, prior to entering into any supplemental indenture without the consent of Noteholders, the Issuer and Trustee will obtain written confirmation from S&P and Moody’s that entry by the Issuer and Trustee into such supplemental indenture satisfies the S&P Rating Condition and Moody’s Rating Condition, respectively.

(c) Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to this Section 9.01, the Issuer and Trustee shall obtain written confirmation from S&P and Moody’s that entry by the Issuer and Trustee into such supplemental indenture satisfies the S&P Rating Condition and Moody’s Rating Condition, respectively.

Section 9.02. Supplemental Indentures With Consent of Noteholders.

The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, the Servicer and the Backup Servicer (if adversely affected thereby) and with the consent of the Class A-2 Agent (if adversely affected thereby) and the Majority Noteholders (if adversely affected thereby) by Act of such Holders, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (x) the Issuer shall only enter into an indenture supplemental hereunder in compliance with Section 4.01(c) of the Trust Agreement and Section 9.06 hereof, and (y) no such supplemental indenture shall, without the consent of (1) the Holder of each Note adversely affected thereby and (2) the Class A-2 Agent (if adversely affected thereby):

(i) change the Stated Maturity or the due date of any payment of principal of or interest on or Class A-2 Commitment Fee, as applicable on any Note, reduce the principal amount of any Note or any rate of interest, or the Class A-2 Commitment Fee or the portion of any of the Refinancing Price, Redemption Price or of the Repurchase Price payable to the Holders of the Offered Notes and the Class E Notes, change the earliest date on which any Note may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Loan Assets to the payment of principal, interest, Class A-2 Commitment Fee, Class A-2 Increased Costs, Class A-2 Breakage Costs or of distributions pursuant to the Sale and Servicing Agreement, change any place where, or the coin or currency in which, any Note or the principal thereof, or interest, Class A-2 Commitment Fee, Class A-2 Increased Costs, or Class A-2 Breakage Costs are payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity (or, in the case of repurchase, on or after the applicable Repurchase Date);

(ii) reduce the percentage of the aggregate Outstanding Principal Balance of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv) reduce the percentage of the aggregate Outstanding Principal Balance of the Notes, the consent of the Holders of which is required to direct the Trustee to direct the Issuer to sell or liquidate the Indenture Collateral pursuant to Section 5.04;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(vi) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; and provided further that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code or a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

The Trustee may in its discretion determine whether or not any Notes would be materially adversely affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith. The Trustee may also rely in good faith upon an Officer’s Certificate as to whether such supplemental indenture will adversely affect any Holder of Notes, the Class A-2 Agent, the Servicer or the Backup Servicer.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 9.02, the Trustee shall mail to the Rating Agencies, the Servicer, the Class A-2 Agent and the Holders of the Notes to which such amendment or supplemental indenture relates a copy of such supplemental Indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to this Section 9.02, the Issuer and Trustee shall obtain written confirmation from each of Moody’s and S&P that entry by the Issuer and Trustee into such supplemental indenture satisfies the Moody’s Rating Condition and the S&P Rating Condition, respectively.

Section 9.03. Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, which Opinion of Counsel may rely upon an Officer’s Certificate with respect to the effect of any such supplemental indenture on the economic interests of the Holders of the Notes and the Class A-2 Agent. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Trustee shall provide copies of each supplemental indenture to the Rating Agencies.

Section 9.04. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.06. Consent of the Servicer and the Backup Servicer.

The Issuer agrees that it will not permit to become effective any supplemental indenture that adversely affects the obligations or rights of the Servicer or, to the extent that such supplemental indenture would adversely affect the Backup Servicer in its capacity as successor Servicer, the Backup Servicer or the amount or priority or payment of any fees or other amounts payable to the Servicer or Backup Servicer unless, in each such case the Servicer or, as applicable, the Backup Servicer, has been given prior written notice of such supplemental indenture and has consented thereto in writing.

ARTICLE X

OPTIONAL REPURCHASE AND REFINANCING OF NOTES

Section 10.01. Optional Repurchase.

At any time after the date on which the Aggregate Outstanding Loan Balance shall be less than 15% of the lesser of the Expected Maximum Aggregate Outstanding Loan Balance and the Aggregate Outstanding Loan Balance as of the Effective Date, the Issuer may repurchase the Offered Notes and the Class E Notes in whole, but not in part, at the direction of the Holder of at least 66-2/3% of the Outstanding Principal Balance of the Class F Note, on any Distribution Date specified in the written notice referred to below in this Section 10.01 (such written notice to be delivered to the Issuer and the Trustee at least 15 Business Days prior to such Distribution Date) from such Holder of the Class F Note to the Issuer and the Trustee of its election to cause the Issuer to repurchase the Offered Notes and the Class E Notes in whole, but not in part. The Holder of at least 66-2/3% of the Outstanding Principal Balance of the Class F Note may exercise its option to cause the Issuer to repurchase Notes pursuant to this Section 10.01 by directing the Issuer to deposit in full in the Note Distribution Account an amount equal to the Repurchase Price. If the Notes are to be repurchased pursuant to this Section 10.01, the Class F Noteholder or the Issuer shall furnish the Trustee, the Owner Trustee, the Servicer, the Class A-2 Agent and the Rating Agencies notice of such repurchase no later than ten Business Days prior to the proposed Repurchase Date and the Issuer shall deposit by no later than 12:00 p.m. (Boston time) on the Repurchase Date with the Trustee in the Note Distribution Account the Repurchase Price of the Notes to be repurchased on the Repurchase Date, and all such Notes shall be due and payable on the Repurchase Date and all Class A-2 Commitments shall terminate upon the Repurchase Date upon the furnishing of a notice complying with Section 10.06 to each Holder of Notes. The Issuer or the Class F Noteholder may withdraw any notice of repurchase given hereunder or specify a new Repurchase Date at any time prior to the proposed Repurchase Date set forth in any prior notice of repurchase by providing written notice to the Trustee, the Owner Trustee, the Servicer, the Class A-2 Agent and the Rating Agencies by no later than the second Business Day preceding such Repurchase Date.

Section 10.02. Notes Payable on Repurchase Date.

(a) The Notes to be repurchased shall, following notice of repurchase as required by Section 10.06, and unless the Issuer or the Class F Noteholder shall have provided written notice to the Trustee of its election to withdraw such notice of repurchase as contemplated in Section 10.01, on the Repurchase Date become due and payable at the Repurchase Price and all Class A-2 Commitments shall terminate on the related Repurchase Date and (unless the Issuer shall default in payment of the Repurchase Price) no interest shall accrue on the Repurchase Price for any period after the date to which accrued interest is calculated for purposes of calculating the Repurchase Price. Following the repurchase in whole of the Offered Notes and the Class E Notes, the Class F Note will be repurchased in whole whether or not any amounts are available to the Issuer for distribution to the Holder of the Class F Note in connection with such repurchase.

(b) The portion of the Repurchase Price constituting payment of principal of the Offered Notes and the Class E Notes shall be distributed to Noteholders in accordance with Section 7.05(c) of the Sale and Servicing Agreement and all other amounts included in the Repurchase Price shall be distributed in accordance with Section 7.05(a) of the Sale and Servicing Agreement.

Section 10.03. Optional Redemption.

(a) The Issuer may, at the direction of the Holder of at least 66-2/3% of the Outstanding Principal Balance of the Class F Note, effect an Optional Redemption of the Offered Notes and the Class E Notes, in whole but not in part, on any Distribution Date on or after the Distribution Date occurring in May 2011 by payment of the Redemption Price to the Holders of the Offered Notes and the Class E Notes and other Persons entitled thereto (such Distribution Date to be specified in a notice to be delivered to the Issuer and the Trustee at least 15 Business Days prior to such Distribution Date). To effect an Optional Redemption, the Issuer shall deposit in the Note Distribution Account by no later than 12:00 p.m. (Boston time) on the applicable Distribution Date an amount equal to the Redemption Price and shall comply with the provisions of this Section 10.03 and Section 10.06.

(b) The Notes to be redeemed shall, following delivery of a notice of an Optional Redemption complying with Section 10.06, unless the Issuer shall have provided written notice to the Trustee of its election to withdraw such notice of Optional Redemption, on the Redemption Date become due and payable at the Redemption Price, and all Class A-2 Commitments shall terminate on the Redemption Date and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. On the Redemption Date, upon deposit in full by the Servicer in the Note Distribution Account of an amount equal to the Redemption Price, the Collateral (other than the Transaction Accounts) shall cease to constitute assets of the Issuer and the Noteholders shall have no interest therein nor any claim to any distributions in respect of the Collateral (other than the Transaction Accounts).

(c) The portion of the Redemption Price constituting payment of principal of the Offered Notes and the Class E Notes shall be distributed to Noteholders in accordance with Section 7.05(b)(I) of the Sale and Servicing Agreement and all other amounts included in the Refinancing Price shall be distributed in accordance with Section 7.05(a) of the Sale and Servicing Agreement.

(d) If any Loan is to be sold to the Servicer or an Affiliate of the Servicer, such Loan may only be sold to such person for a price at least equal to the price established by an Applicable Qualified Valuation.

Section 10.04. Optional Refinancing.

(a) The Issuer may, at the direction of the Holder of at least 66-2/3% of the Outstanding Principal Balance of the Class F Note, effect a refinancing of the Offered Notes and the Class E Notes (a “Refinancing”), in whole but not in part, on any Distribution Date on or after the Distribution Date occurring in May 2010 by payment of the Refinancing Price to the Holders of the Offered Notes and the Class E Notes and other Persons entitled thereto (such Distribution Date to be specified in a notice to be delivered to the Issuer and the Trustee at least 15 Business Days prior to such Distribution Date). To effect a Refinancing, the Issuer shall deposit by no later than 12:00 p.m. (Boston time) on the Refinancing Date in the Note Distribution Account an amount equal to the Refinancing Price and shall comply with the provisions of this Section 10.04, Section 10.05 and Section 10.06.

(b) Any Refinancing shall be permitted only in connection with an issuance of additional notes (such notes, the “Replacement Notes”), the proceeds of which will be used to fully prepay all Classes of Offered Notes and the Class E Notes. Upon receipt of a notice of Refinancing, the Servicer will cause the Issuer to issue and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver Replacement Notes having the terms, priorities and conditions set forth in a supplemental indenture to this Indenture approved by the Holder of at least 66-2/3% of the Aggregate Outstanding Principal Balance of the Class F Note and approved by the Servicer. No Refinancing shall be permitted hereunder unless, after giving effect thereto, the Offered Notes and the Class E Notes shall be prepaid in full. The issue of the Replacement Notes, and the prepayment of the Offered Notes and the Class E Notes, will be contingent on receipt by the Issuer of sufficient funds from the issuance of the Replacement Notes to prepay in full the Offered Notes and the Class E Notes and pay certain other amounts by payment in full of the Refinancing Price.

(c) The portion of the Refinancing Price constituting payment of principal of the Offered Notes and the Class E Notes shall be distributed to Noteholders in accordance with Section 7.05(c) of the Sale and Servicing Agreement and all other amounts included in the Refinancing Price shall be distributed in accordance with Section 7.05(a) of the Sale and Servicing Agreement.

Section 10.05. Form of Refinancing Notice.

Notice of a Refinancing will be given by the Issuer or the Servicer to the Trustee, the Owner Trustee, the Class A-2 Agent and the Rating Agencies not less than ten Business Days prior to the proposed Refinancing Date. The Issuer or the Servicer will have the option to withdraw any notice of Refinancing at any time prior to the scheduled Refinancing Date by providing written notice to the Trustee, the Servicer, the Owner Trustee, the Class A-2 Agent and the Rating Agencies by no later than the second Business Day preceding such Refinancing Date. A withdrawal of such notice of Refinancing or the inability of the Issuer to complete Refinancing of the Offered Notes and the Class E Notes will not constitute an Event of Default.

Section 10.06. Form of Repurchase, Redemption or Refinancing Notice by Trustee.

(a) Notice of repurchase under Section 10.01, redemption under Section 10.03 or refinancing under Section 10.04 shall be given by the Trustee by facsimile, electronic mail, overnight courier or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Repurchase Date, Redemption Date or Refinancing Date, as applicable, to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Repurchase Date, Redemption Date or Refinancing Date, as applicable, at such Holder’s address appearing in the Note Register. In addition, for so long as any Offered Notes are listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notice of an Optional Repurchase or Refinancing will also be given by the Trustee to the Irish Paying Agent for delivery to the Irish Stock Exchange.

(b) All notices of repurchase, redemption or refinancing (including notice given by the Servicer or the Issuer pursuant to Section 10.01) shall state:

(i) the Repurchase Date, Redemption Date or Refinancing Date, as applicable;

(ii) the Repurchase Price, Redemption Price or Refinancing Price, as applicable;

(iii) that the Record Date otherwise applicable to such Repurchase Date, Redemption Date or Refinancing Date, as applicable, is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Repurchase Price, Redemption Price or Refinancing Price, as applicable (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(iv) that interest and Class A-2 Commitment Fee, as applicable, on the Notes shall cease to accrue on the Repurchase Date, Redemption Date or Refinancing Price, as applicable.

(c) Notice of repurchase, redemption or refinancing of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of repurchase, redemption or refinancing, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the repurchase, redemption or refinancing of any other Note.

Section 10.07. Draws and Repayments of Class A-2 Notes.

(a) Pursuant to the Class A-2 Purchase Agreement and subject to compliance with the conditions set forth therein, the Issuer (or the Servicer on behalf of the Issuer) may request, and the Holders of the Class A-2 Notes (or any Liquidity Provider with respect to such Holders) will be obligated to make, advances under the Class A-2 Notes to acquire Additional Loans and/or to fund the Exposure Amounts relating to Revolving Loans and Delayed Draw Term Loans on any Business Day from and including the Closing Date and to but excluding the Commitment Termination Date with respect to the Class A-2 Notes, in an aggregate amount not to exceed the Maximum Class A-2 Commitment. The Servicer shall promptly notify the Trustee and the Backup Servicer of any Draw made on the Class A-2 Notes and of the adjustment of the Outstanding Principal Balance of the Class A-2 Notes resulting therefrom.

(b) A Class A-2 Prepayment may be made only during the Ramp-Up Period and the Reinvestment Period on any Distribution Date in accordance with the Priority of Payments or any Business Day other than a Distribution Date (the date of such a Class A-2 Prepayment, an “Interim Distribution Date”), subject to the payment by the Issuer of Class A-2 Breakage Costs, if any, incurred in connection with such Class A-2 Prepayment on such Interim Distribution Date, as described below. The Servicer on behalf of the Issuer shall provide not less than one Business Day’s notice to the Class A-2 Agent (with a copy to the Trustee) in connection with any Class A-2 Prepayment to be made on an Interim Distribution Date. Any Class A-2 Breakage Costs shall be paid on the first Distribution Date following the applicable Interim Distribution Date in accordance with the Priority of Payments. The aggregate principal amount of any Class A-2 Prepayment (other than any prepayment of principal required to be made in accordance with the

Priority of Payments) of the Class A-2 Notes (taken as a whole) will be at least $250,000 (and integral multiples of $10,000 thereof) (or, if the aggregate drawn amount is less than $250,000, such lesser amount). Any Class A-2 Prepayment will be made by the Issuer pro rata to all of the outstanding Class A-2 Notes. The Servicer shall promptly notify the Trustee and the Backup Servicer of any Class A-2 Prepayment made on an Interim Distribution Date and of the adjustment of the Outstanding Principal Balance of the Class A-2 Notes resulting therefrom.

(c) Draws may be made by the Issuer from time to time in accordance with the procedures specified in the Class A-2 Purchase Agreement.

(d) On the Commitment Termination Date, the Issuer (or the Servicer on behalf of the Issuer) shall make a Draw under the Class A-2 Notes in an amount sufficient to cause the Class A-2 Funding Test to be satisfied (provided that the Issuer may, at its option, make a Draw for a greater amount but in no event greater than the undrawn amount of the Maximum Class A-2 Commitment as of such date and provided further, that the amount of such optional Draw shall be in an amount such that the testing levels set forth in the applicable Zone of the Collateral Quality Table on such date are satisfied). The Trustee shall (at the direction of the Servicer) upon receipt of such Draw, out of the proceeds of such Draw, deposit an amount sufficient to cause the Class A-2 Funding Test to be satisfied into the Class A-2 Funding Account and shall deposit the remaining proceeds of such Draw (if any) into the Principal and Interest Account where such amount shall be applied in accordance with the Priority of Payments as Principal Collections on the next Distribution Date.

(e) The Issuer shall duly and punctually perform each of its obligations under the Class A-2 Purchase Agreement.

Section 10.08. Class A-2 Holder Rating Criteria.

If any Holder of Class A-2 Notes at any time fails to satisfy the Rating Criteria, such Holder shall use all reasonable efforts to transfer all of its rights and obligations in respect of the Class A-2 Notes to one or more Persons that satisfies, on the effective date of the proposed replacement, the Rating Criteria (unless such Holder again satisfies the Rating Criteria within 30 days after such failure). If such Holder is unable to make such transfers, the Issuer will make a Draw in the amount of the entire undrawn portion of such Holder’s Class A-2 Commitment and will make a deposit of the proceeds of such Draw into the Class A-2 Funding Account in accordance with Section 3.02(c) of the Class A-2 Purchase Agreement. The purchase of Class A-2 Notes (whether in connection with the initial placement or in a subsequent transfer) by any purchaser who does not satisfy the Rating Criteria set forth in clause (a) of the definition thereof at the time of such purchase but who is then entitled to the benefits of a Liquidity Facility described in clause (c) of such definition shall not be permitted unless the Rating Agency Condition is satisfied with respect to the acquisition of Class A-2 Notes by such purchaser.

Section 10.09. Class A-2 Holder Collateral Account.

(a) On or prior to the Closing Date, the Issuer shall establish initially with the Trustee and cause to be maintained a segregated trust account, in the name of the Trustee in trust for the benefit of the Issuer, the Securityholders and the Liquidity Providers and in which no other Person shall have any legal or beneficial interest, which account shall be designated the “Class A-2 Holder Collateral

Account” (the “Class A-2 Holder Collateral Account”). If at any time any Holder of a Class A-2 Note shall be required to deposit funds into the Class A-2 Holder Collateral Account pursuant to the terms of the Class A-2 Purchase Agreement, then (i) the Servicer shall direct the Trustee to and the Trustee shall create a segregated subaccount of the Class A-2 Holder Collateral Account for such Class A-2 Noteholder (each, a “Holder Subaccount”) and (ii) the Servicer shall deposit all funds received from such Holder into such Holder Subaccount. All payments of principal of the Class A-2 Notes otherwise payable to such Holder shall be deposited in such Holder Subaccount to the extent provided in the Class A-2 Purchase Agreement. The only permitted withdrawal from or application of funds credited to a Holder Subaccount shall, notwithstanding the occurrence of any Event of Default, be to satisfy such Holder’s obligations under the Class A-2 Purchase Agreement, as specified in this Section 10.09 and to return such amounts to such Holder in accordance with Section 10.09(d).

(b) The deposit of funds into a Holder Subaccount pursuant to Section 10.09(a) by any Holder of a Class A-2 Note shall not constitute a Draw by the Issuer and shall not constitute a utilization of the Class A-2 Commitment of such Holder, and the funds so deposited shall not constitute principal outstanding under such Class A-2 Note. However, from and after the establishment of a Holder Subaccount with respect to any Holder of Class A-2 Notes until otherwise provided below, (i) the obligation of such Holder to advance funds under its Class A-2 Notes as part of any Draw under this Indenture and the Class A-2 Purchase Agreement shall be satisfied by the Servicer withdrawing funds from such Holder Subaccount in the amount of such Holder’s share of such Draw (determined in accordance with the Class A-2 Purchase Agreement), and (ii) all payments of principal with respect to advances made by such Holder under its Class A-2 Notes (whether or not originally funded from such Holder Subaccount) (and, in the case of any Defaulting Holder, all payments of interest thereon) shall be satisfied by the Servicer depositing or causing the deposit of the related funds into such Holder Subaccount in the amount of such Holder’s share of such Draw (determined in accordance with the Class A-2 Purchase Agreement), with notice of such deposit to the Class A-2 Agent. The Servicer shall have full power and authority to withdraw funds (with notice of any such withdrawal to the Class A-2 Agent) from each such Holder Subaccount at the time of, and in connection with, the making of any such Draw and to deposit funds (with notice of any such deposit to the Class A-2 Agent) into each such Holder Subaccount, all in accordance with the terms of and for the purposes set forth in this Indenture and the related Class A-2 Purchase Agreement.

(c) If at any time the amount of funds on deposit in the Holder Subaccount relating to any Holder of Class A-2 Notes, net of any reinvestment earnings in respect of Class A-2 Permitted Investments, exceeds the undrawn amount of the Class A-2 Commitment of such Holder (whether due to a reduction in the Class A-2 Commitment or otherwise), then the Servicer on behalf of the Issuer shall instruct the Trustee to remit to such Holder a specified portion of such funds then held in the related Holder Subaccount in an amount equal to such excess.

(d) If at any time a Holder of Class A-2 Notes is no longer required to deposit or maintain funds in the Class A-2 Holder Collateral Account pursuant to the terms of the Class A-2 Purchase Agreement to which such Holder is a party, then the Servicer shall notify the Trustee of such fact and direct the Trustee to remit all funds then held in the relevant Holder Subaccount (after giving effect to any Draw in respect of such Class A-2 Notes to be made on such date) (other than reinvestment earnings in respect of Class A-2 Permitted Investments which shall be remitted to such Holder as provided in Section 10.09(e)) to such Holder (with notice thereof to the Class A-2 Agent), and thereafter all payments of principal and interest with respect to advances made by such Holder shall be paid directly to such Holder in accordance with the terms of this Indenture and the Class A-2 Purchase Agreement.

(e) For so long as any amounts are on deposit in a Holder Subaccount, the Trustee shall, at the written direction of the related Class A-2 Noteholder (which may be in the form of standing instructions), invest and reinvest such funds in investments which satisfy the definition of the term “Permitted Investments” but which mature not later than the day following the date of acquisition thereof (collectively, “Class A-2 Permitted Investments”). Investment earnings received during each Due Period in respect of Class A-2 Permitted Investments in the Holder Subaccount of a Holder of Class A-2 Notes will (so long as such Holder is not a Defaulting Holder) be paid to such Holder on the related Distribution Date. In the absence of such instructions, such funds will remain uninvested.

(f) If the Class A-2 Holder Collateral Account, any Holder Subaccount or any funds on deposit therein, or otherwise to the credit of any Holder Subaccount, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process, the Trustee shall give the Servicer, the Issuer and the related Holder immediate notice thereof.

Section 10.10. Class A-2 Funding Account.

(a) On or prior to the Closing Date, the Servicer shall establish with the Trustee and cause to be maintained a segregated trust account, in the name of the Trustee in trust for the benefit of the Issuer and the Noteholders, which account shall be designated the “Class A-2 Funding Account”. Amounts shall be deposited from time to time into the Class A-2 Funding Account in accordance with the Priority of Payments and as described herein (including in connection with a Draw funded by a Class A-2 Noteholder that has failed to satisfy the Rating Criteria), and may be withdrawn therefrom by the Servicer on behalf of the Issuer to acquire Additional Loans and to fund Exposure Amounts with respect to Revolving Loans and Delayed Draw Term Loans and as further provided herein. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Class A-2 Funding Account shall be (i) to acquire Additional Loans, (ii) to fund Exposure Amounts with respect to Revolving Loans and Delayed Draw Term Loans, (iii) after the Commitment Termination Date, to deposit to the Note Distribution Account for distribution for the Noteholders in accordance with the Priority of Payments, any amounts in excess of the amount required to be maintained on deposit in the Class A-2 Funding Account to cause the Class A-2 Funding Test to be satisfied. Any interest earned on Permitted Investments held in the Class A-2 Funding Account shall be applied as Interest Collections.

(b) If the Class A-2 Funding Account or any funds on deposit therein, or otherwise to the credit of the Class A-2 Funding Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process, the Trustee shall give the Servicer and the Issuer immediate notice thereof. The Issuer shall not have any legal, equitable or beneficial interest in the Class A-2 Funding Account other than in accordance with the Priority of Payments.

(c) By Issuer Order (which may be in the form of standing instructions) or at the direction of the Servicer on behalf of the Issuer, the Issuer (or the Servicer on behalf of the Issuer) shall at all times direct the Trustee or if other than the Trustee, the Qualified Institution holding such account, to, and, upon receipt of such Issuer Order or direction from the Servicer, the Trustee shall, invest not less than 50% of all funds received into the Class A-2 Funding Account during a Due Period, and amounts received in prior Due Periods and retained in the Class A-2 Funding Account, in Permitted Investments maturing not later than the day following the date of such investment with the remainder of such funds to be invested in Permitted Investments maturing no later than 30 days following the date of such investment.

(d) If, prior to the occurrence of a Servicer Default or an Event of Default, neither the Issuer nor the Servicer shall have given any investment directions pursuant to Section 10.10(c), the Trustee shall seek instructions from the Issuer or the Servicer within two Business Days after transfer of such funds to the Class A-2 Funding Account. If (x) the Trustee does not receive written instructions from the Issuer or the Servicer within two Business Days after a request therefore as described in the preceding sentence, or (y) a Servicer Default or an Event of Default shall have occurred, the Trustee shall invest and reinvest the funds held in such Class A-2 Funding Account, as fully as practicable, but only in one or more Permitted Investments of the type described in clause (vi) of the definition thereof maturing no later than five Business Days following such investment or reinvestment. All interest and other income from such investments made pursuant to Section 10.10(c) or this Section 10.10(d) shall be deposited in the Principal and Interest Account, any gain realized from such investments shall be credited to the Class A-2 Funding Account, and any loss resulting from such investments shall be charged to the Class A-2 Funding Account. The Trustee shall not in any way be held liable by reason of any insufficiency of the Class A-2 Funding Account resulting from any loss relating to any such investment, except with respect to investments in obligations of U.S. Bank National Association or any Affiliate thereof.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Confidentiality.

(a) No Receiving Party shall use any Confidential Information except to the extent necessary to evaluate and monitor the transaction represented by the Transaction Documents. Each Receiving Party agrees (and each Holder of a Note is deemed to agree) that it will make available Confidential Information only to (i) its officers, employees, directors, affiliates, advisors, agents, shareholders, members, partners and managers who have a need to know such Confidential Information for the purpose of evaluating or monitoring the transaction, (ii) its accounting firms, legal counsel, and with respect to any Class A-2 Noteholder, its Liquidity Provider (and their respective officers, employees, directors, agents, affiliates and advisors) and (iii) any prospective purchasers of a Note, in each case who have need to know such Confidential Information for the purposes of evaluating or monitoring the transaction (collectively, “representatives”), and that all persons to whom such Confidential Information is made available will be made aware of the confidential nature of such Confidential Information and agree to be bound by the restrictions imposed by this Indenture on the use of Confidential Information. This Section 11.01 shall constitute a confidentiality agreement for purposes of Regulation FD under the Exchange Act.

(b) No Receiving Party or any of its representatives will disclose to any third party, except as may be required by law, any Confidential Information.

(c) Each Receiving Party acknowledges and agrees that the breach or threatened breach of this Section 11.01 by it may result in irreparable and continuing damage to the Disclosing Parties, for which there will be no adequate remedy at law. Accordingly, each Receiving Party agrees that the Disclosing Parties shall be entitled, without prejudice, to all the rights and remedies available to each of them, including an injunction or specific performance to prevent breaches or threatened breaches of any of the provisions of this Indenture by an action instituted in a court having proper jurisdiction.

(d) The confidentiality provisions of this Section 11.01 shall remain in effect for a period commencing on the date hereof and end two years after the Stated Maturity.

(e) If any Receiving Party or any of its affiliates or representatives is required by legal process to disclose any of the Confidential Information, such Receiving Party shall provide the Disclosing Parties with notice of such requirement so that the Disclosing Parties may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Indenture. If a protective order or other remedy is not obtained, such Receiving Party, its affiliates and representatives may, without violating this Indenture, disclose that portion of the Confidential Information that such party is legally required to disclose.

Section 11.02. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Trust Depositor, or other appropriate Person, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Trust Depositor or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04. Notices, etc., to Trustee and Others.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attn: Corporate Trust Services/Asset Backed Administration, Ref: NewStar Commercial Loan Trust 2007-1 telecopy no. (503) 258-6028, or at any other address previously furnished in writing to the Issuer, the Noteholder, or the Servicer by the Trustee;

(ii) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o NewStar Financial, Inc., 500 Boylston Street, Suite 1600, Boston, MA 02116, Attention: David K. Roberts, Facsimile: (617) 848-4300, or at any other address previously furnished in writing to the Trustee by the Issuer;

(iii) the Class A-2 Agent by the Trustee or by the Issuer shall be sufficient for every purpose hereunder in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Class A-2 Agent addressed to it at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/Asset Backed Administration, Ref: NewStar Commercial Loan Trust 2007-1 – Class A-2 Agent, Facsimile: (503) 258-6028 or any other address previously furnished in writing to the Trustee by the Class A-2 Agent;

(iv) the Servicer by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Servicer addressed to NewStar Financial, Inc., 500 Boylston Street, Suite 1600, Boston, MA 02116, Attention: David K. Roberts, Facsimile (617) 848-4300, or at any other address previously furnished in writing to the Issuer or the Trustee by the Servicer;

(v) the Irish Paying Agent by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Irish Paying Agent addressed to Dillon Eustace, 33 Sir John Rogerson’s Quay, Dublin 2, Ireland, telecopy no. +353 1 667 0042, Attention: Carrie McNamara, or at any other address previously furnished in writing to the Issuer or the Trustee by the Irish Paying Agent;

(b) Notices required to be given to the Rating Agencies by the Issuer, the Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of S&P, at the following address: Standard and Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10007, Attention: CDO Surveillance, and via electronic mail to CDO_Surveillance@sandp.com (ii) in the case of Fitch, at the following address: One State Street Plaza – 28th Floor, New York, New York, 10004, Attention: CDO Surveillance, and via electronic mail to cdo.surveillance@derivativefitch.com, and (iii) in the case of Moody’s, at the following address: Moody’s Investors Service, CDO Monitoring Department, 99 Church Street, New York, New York 10007, cdomonitoring@moodys.com; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided, however, that no notice shall be required to be given to the Rating Agencies until a Class of Notes has been rated by such Rating Agency.

(c) Notices required to be given to the Issuer, the Trustee, the Class A-2 Agent or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the notice address shown in the register kept by the Issuer, as provided to the Trustee.

(d) Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in Person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 11.05. Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by nationally recognized overnight courier or by first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

In addition, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the rules of such stock exchange so require, notices to the Holders of such Notes shall be given by publication in the Official List by the Irish Listing Agent.

Section 11.06. Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee, at the expense of the Issuer, will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.08. Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11. Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date; provided that in the case of any Notes that accrue interest at a floating rate, interest on such Notes shall accrue from and including the immediately preceding Distribution Date to but excluding the next Business Day following the nominal Distribution Date.

Section 11.12. GOVERNING LAW.

(a) THIS INDENTURE, EACH SUPPLEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this Section 11.12(b).

Section 11.13. Counterparts.

This Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14. Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under this Indenture or any of the other Transaction Documents or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any of the Trust Depositor, the Originator, the Servicer and any holder of a Trust Certificate or (iii) any partner, owner, beneficiary, stockholder, manager, member, agent, officer, director, employee or agent of any of the parties identified in clauses (i) and (ii) or of any successor or assign of any such Person except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law and the applicable organizational documents for such entity, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee and the Trust Company shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 11.15. No Petition; Limited Recourse.

(a) The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day or, if longer, the preference period then in effect after payment in full of each Class of Notes rated by any Rating Agency, institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

(b) Notwithstanding any other provisions of the Notes, this Indenture or any other Transaction Document, the obligations of the Issuer under the Notes and this Indenture and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Indenture Collateral in accordance with the Priority of Payments and, following realization of the Indenture Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders, and any other parties to any Transaction Document shall be extinguished. No recourse shall be had against any officer, administrator, member, director, employee, security holder, holder of a beneficial interest in or incorporator of the Issuer or their respective successors or assigns for the payment of any amounts payable under the Notes, this Indenture or any other Transaction Document. It is understood that the foregoing provisions of this Section 11.15(b) shall not (i) prevent recourse to the Loan Assets for the sums due or to become due under any security, instrument or agreement which is part of the Loan Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture or payable under any other Transaction Document until such Loan Assets have been realized and distributed in accordance with the Priority of Payments, whereupon any such outstanding indebtedness or obligation shall be extinguished.

Section 11.16. Inspection; Confidentiality.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer’s normal business hours, and in a manner that does not unreasonably interfere with the Issuer’s normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Trustee shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law.

Section 11.17. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

Section 11.18. Disclaimer and Subordination.

Each Noteholder by accepting a Note and by accepting the benefits of this Indenture acknowledges and agrees that this Indenture and the Notes represent a debt obligation of the Issuer only and do not represent an interest in any assets (other than the Indenture Collateral) of the Trust Depositor or any holder of a Trust Certificate (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, each Noteholder by accepting a Note and by accepting the benefits of this Indenture acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than the Indenture Collateral) conveyed or purported to be conveyed by the Trust Depositor to another securitization trust (i.e., other than the Issuer) or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) (“Other Assets”). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this Section 11.18, any Noteholder either (i) asserts an interest in or claim to, or benefit from, Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of any applicable insolvency laws or otherwise (including without limitation by virtue of Section 111l(b) of the United States Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then each Noteholder by accepting a Note and by accepting the benefits of this Indenture further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including any applicable insolvency laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor), including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.18 and that the terms and provisions of this Section 11.18 may be enforced by an action for specific performance.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

STATE OF Delaware	)
) ss.:
COUNTY OF New Castle	)

On this     1     day of June, 2007, before me personally appeared J. Christopher Murphy, to me known, who being by me duly sworn, did depose and say, that (s)he resides at Wilmington, Delaware, that (s)he is the Financial Services Officer of the Owner Trustee, one of the corporations described in and which executed the above instrument; and that (s)he signed his/her name thereto by like order.

/s/ Bethany J. Taylor
Bethany J. Taylor Notary Public—State of Delaware

My commission expires: October 20, 2007

IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth herein, but solely as the Trustee

By:	/s/ Ralph J. Creasia
Name:	Ralph J. Creasia
Title:	Vice President

STATE OF Massachusetts	)
) ss.:
COUNTY OF Suffolk	)

On this     1     day of June, 2007, before me personally appeared Ralph J. Creasia, to me known, who being by me duly sworn, did depose and say, that (s)he resides at Milford, Massachusetts, that (s)he is the Vice President of the Trustee, one of the corporations described in and which executed the above instrument; and that (s)he signed his/her name thereto by like order.

/s/ Joao G. Correia
Joao G. Correia Notary Public Commonwealth of Massachusetts

My commission expires: July 10, 2009

EXHIBIT A-1

[FORM OF CLASS A-1 NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II) ITS ACQUISITION AND HOLDING OF

A-1-1

THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF ANY OF SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, EACH AS AMENDED, OR AN EXEMPTION SIMILAR TO THE FOREGOING EXEMPTIONS OR, IN THE CASE OF A PLAN OR ARRANGEMENT SUBJECT TO SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-1-2

REGISTERED $______________

No. A–1–__	[_______	] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO.____________]
[Reg S ISIN NO._____________]
[Reg S CUSIP No.____________]
[Common Code No.___________]

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ____________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal balance of this Class A-1 Note and the denominator of which is the Initial Class A-1 Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes.

The principal of and interest on this Class A-1 Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-1 Note shall be applied first to interest due and payable on this Class A-1 Note as provided above and then to the unpaid principal of this Class A-1 Note.

Reference is made to the further provisions of this Class A-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-1 Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth above.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-1-4

[REVERSE OF NOTE]

This Class A-1 Note is one of a duly authorized issue of Class A-1 Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class A-1 Notes (herein called the “Class A-1 Notes”), all issued under an Indenture, dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class A-1 Notes. The Class A-1 Notes are subject to all terms of the Indenture. All terms used in this Class A-1 Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-1 Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class A-1 Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Each Class A-1 Noteholder, by acceptance of a Class A-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class A-1 Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class A-1 Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class A-1 Notes evidenced by this Class A-1 Note and the amount required to be distributed to Holders of Class A-1 Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class A-1 Note will bear interest at the Class A-1 Note Interest Rate.

Distributions on this Class A-1 Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class A-1 Notes which have Initial Class A-1 Principal Balances aggregating at least $500,000.

A-1-5

Notwithstanding the above, the final distribution on this Class A-1 Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-1 Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Trustee from time to time for purposes other than distributions to Class A-1 Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class A-1 Note is registrable in the Note Register upon surrender of this Class A-1 Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class A-1 Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class A-1 Note is issuable only as a registered Class A-1 Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class A-1 Note is exchangeable for a new Class A-1 Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class A-1 Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class A-1 Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

A-1-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

[1]	This should be included only if the Note is issued in global form.

A-1-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[2]

Signature Guaranteed:

[2]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-8

EXHIBIT A-2

[FORM OF CLASS A-2 NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”).

A-2-1

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[ADDITIONAL AMOUNTS MAY BE BORROWED IN RESPECT OF A CLASS A-2 NOTE AFTER THE DATE OF ISSUE THEREOF IN ACCORDANCE WITH THE INDENTURE AND THE CLASS A-2 PURCHASE AGREEMENT DATED AS OF THE CLOSING DATE AMONG THE ISSUER AND THE HOLDERS OF CLASS A-2 NOTES PARTY THERETO.]

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-2-2

REGISTERED $______________

No. A–2–__	[_______] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO. ]
[Reg S ISIN NO. ]
[Reg S CUSIP No. ]
[Common Code No. ]

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial maximum commitment amount of this Class A-2 Note which is shown as the initial principal balance hereof and the denominator of which is the Initial Class A-2 Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes.

The principal of, interest, Class A-2 Commitment Fee and any Class A-2 Increased Costs and Class A-2 Breakage Costs on this Class A-2 Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-2 Note shall be applied first to interest and Class A-2 Commitment Fee due and payable on this Class A-2 Note as provided above and then to the unpaid principal of this Class A-2 Note.

Reference is made to the further provisions of this Class A-2 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-2 Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-2 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth above.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-2-4

[REVERSE OF NOTE]

This Class A-2 Note is one of a duly authorized issue of Class A-2 Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class A-2 Notes (herein called the “Class A-2 Notes”), all issued under an Indenture, dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class A-2 Notes. The Class A-2 Notes are subject to all terms of the Indenture. All terms used in this Class A-2 Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-2 Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class A-2 Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Each Class A-2 Noteholder, by acceptance of a Class A-2 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class A-2 Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class A-2 Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class A-2 Notes evidenced by this Class A-2 Note and the amount required to be distributed to Holders of Class A-2 Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class A-2 Note will bear interest at the Class A-2 Note Interest Rate and the Class A-2 Commitment Fee will accrue in accordance with the definition of such term.

Distributions on this Class A-2 Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class A-2 Notes which have Initial Class A-2 Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class A-2 Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-2 Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

A-2-5

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account, the Reserve Fund and the Class A-2 Funding Account may be made by the Trustee from time to time for purposes other than distributions to Class A-2 Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class A-2 Note is registrable in the Note Register upon surrender of this Class A-2 Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class A-2 Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class A-2 Note is issuable only as a registered Class A-2 Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class A-2 Note is exchangeable for a new Class A-2 Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class A-2 Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class A-2 Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

A-2-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

[3]	This should be included only if the Note is issued in global form.

A-2-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[4]

Signature Guaranteed:

[4]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-8

EXHIBIT A-3

[FORM OF CLASS B NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II) ITS ACQUISITION AND HOLDING OF

A-3-1

THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF ANY OF SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, EACH AS AMENDED, OR AN EXEMPTION SIMILAR TO THE FOREGOING EXEMPTIONS OR, IN THE CASE OF A PLAN OR ARRANGEMENT SUBJECT TO SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE RIGHTS OF THE HOLDER OF THIS CLASS B NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS B NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES TO RECEIVE PRINCIPAL AND INTEREST TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-3-2

REGISTERED

$______________

No. B–__	[________] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO. ]
[Reg S ISIN NO. ]
[Reg S CUSIP No. ]
[Common Code No. ]

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of _____________________________________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal balance of this Class B Note and the denominator of which is the Initial Class B Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.05 of the Indenture.

The principal of and interest on this Class B Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note.

Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-3-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth above.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-3-4

[REVERSE OF NOTE]

This Class B Note is one of a duly authorized issue of Class B Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class B Notes (herein called the “Class B Notes”), all issued under an Indenture, dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class B Notes. The Class B Notes are subject to all terms of the Indenture. All terms used in this Class B Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class B Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class B Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class B Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class B Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class B Notes evidenced by this Class B Note and the amount required to be distributed to Holders of Class B Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class B Note will bear interest at the Class B Note Interest Rate.

Distributions on this Class B Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class B Notes which have Initial Class B Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class B Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

A-3-5

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reverse Fund may be made by the Trustee from time to time for purposes other than distributions to Class B Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class B Note is registrable in the Note Register upon surrender of this Class B Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class B Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class B Note is issuable only as a registered Class B Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class B Note is exchangeable for a new Class B Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class B Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

A-3-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE5

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

[5]	This should be included only if the Note is issued in global form.

A-3-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[6]

Signature Guaranteed:

[6]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-3-8

EXHIBIT A-4

[FORM OF CLASS C NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II) ITS ACQUISITION AND HOLDING OF

A-4-1

THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF ANY OF SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, EACH AS AMENDED, OR AN EXEMPTION SIMILAR TO THE FOREGOING EXEMPTIONS OR, IN THE CASE OF A PLAN OR ARRANGEMENT SUBJECT TO SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE RIGHTS OF THE HOLDER OF THIS CLASS C NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES AND THE CLASS B NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS C NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES AND THE CLASS B NOTES TO RECEIVE PRINCIPAL AND INTEREST TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-4-2

REGISTERED

$______________

No. C–__

[_______] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO.                    ]

[Reg S ISIN NO.                       ]

[Reg S CUSIP No.                    ]

[Common Code No.                  ]

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of _______________________________________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal balance of this Class C Note and the denominator of which is the Initial Class C Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.05 of the Indenture.

The principal of and interest on this Class C Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class C Note shall be applied first to interest due and payable on this Class C Note as provided above and then to the unpaid principal of this Class C Note.

Reference is made to the further provisions of this Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class C Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-4-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-4-4

[REVERSE OF NOTE]

This Class C Note is one of a duly authorized issue of Class C Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class C Notes (herein called the “Class C Notes”), all issued under an Indenture, dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class C Notes. The Class C Notes are subject to all terms of the Indenture. All terms used in this Class C Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class C Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class C Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.

Each Class C Noteholder, by acceptance of a Class C Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class C Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class C Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class C Notes evidenced by this Class C Note and the amount required to be distributed to Holders of Class C Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class C Note will bear interest at the Class C Note Interest Rate.

Distributions on this Class C Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class C Notes which have Initial Class C Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class C Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class C Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

A-4-5

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Trustee from time to time for purposes other than distributions to Class C Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class C Note is registrable in the Note Register upon surrender of this Class C Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class C Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class C Note is issuable only as a registered Class C Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class C Note is exchangeable for a new Class C Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture with respect to this Class C Note shall terminate upon the payment to Class C Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral with respect to this Class C Note.

A-4-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE7

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

[7]	This should be included only if the Note is issued in global form.

A-4-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________	_________________________________	[8]

Signature Guaranteed:

[8]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-4-8

EXHIBIT A-5

[FORM OF CLASS D NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”),OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”); OR (II) ITS ACQUISITION AND HOLDING OF

A-5-1

THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF ANY OF SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, EACH AS AMENDED, OR AN EXEMPTION SIMILAR TO THE FOREGOING EXEMPTIONS OR, IN THE CASE OF A PLAN OR ARRANGEMENT SUBJECT TO SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE RIGHTS OF THE HOLDER OF THIS CLASS D NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES AND THE CLASS C NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS D NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES AND THE CLASS C NOTES TO RECEIVE PRINCIPAL AND INTEREST TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-5-2

REGISTERED	$______________

No. D–__	[________] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

[144A CUSIP NO.                    ]

[Reg S ISIN NO.                       ]

[Reg S CUSIP No.                    ]

[Common Code No.                  ]

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of _____________________________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal balance of this Class D Note and the denominator of which is the Initial Class D Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class D Notes pursuant to Section 3.05 of the Indenture.

The principal of and interest on this Class D Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class D Note shall be applied first to interest due and payable on this Class D Note as provided above and then to the unpaid principal of this Class D Note.

Reference is made to the further provisions of this Class D Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class D Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class D Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-5-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class D Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-5-4

[REVERSE OF NOTE]

This Class D Note is one of a duly authorized issue of Class D Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class D Notes (herein called the “Class D Notes”), all issued under an Indenture, dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class D Notes. The Class D Notes are subject to all terms of the Indenture. All terms used in this Class D Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class D Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class D Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class D Notes shall be made pro rata to the Class D Noteholders entitled thereto.

Each Class D Noteholder, by acceptance of a Class D Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class D Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class D Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class D Notes evidenced by this Class D Note and the amount required to be distributed to Holders of Class D Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class D Note will bear interest at the Class D Note Interest Rate.

Distributions on this Class D Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class D Notes which have Initial Class D Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class D Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class D Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

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As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Trustee from time to time for purposes other than distributions to Class D Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class D Note is registrable in the Note Register upon surrender of this Class D Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class D Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class D Note is issuable only as a registered Class D Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class D Note is exchangeable for a new Class D Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class D Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture with respect to this Class D Note shall terminate upon the payment to Class D Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral with respect to this Class D Note.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE9

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

[9]	This should be included only if the Note is issued in global form.

A-5-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________________                             ____________________________________________ 10

Signature Guaranteed:

[10]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-5-8

EXHIBIT A-6

[FORM OF CLASS E NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR IT IS A PLAN THAT IS NOT SUBJECT TO

A-7-1

TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE RIGHTS OF THE HOLDER OF THIS CLASS E NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS E NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES TO RECEIVE PRINCIPAL AND INTEREST TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

THIS CLASS E NOTE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO ANY PERSON THAT IS, OR IS ACTING DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, “PLAN”). THIS CLASS E NOTE MAY NOT BE TRANSFERRED TO A PLAN THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE UNLESS ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”). FURTHER, THIS NOTE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CLASS E NOTE MAY NOT BE ACQUIRED OR OWNED BY ANY PERSON THAT IS CLASSIFIED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST UNLESS (A) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY INTEREST IN SUCH PERSON HAVE OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH PERSON ATTRIBUTABLE TO THE INTEREST OF SUCH PERSON IN ANY CLASS E NOTES OR OTHER INTEREST (DIRECT OR INDIRECT) IN NEWSTAR COMMERCIAL LOAN TRUST 2007-1, AND (B) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH PERSON IN THIS CLASS E NOTE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF TREAS. REG. § 1.7704-1(H)(1)(II).

THIS CLASS E NOTE (AND ANY INTEREST HEREIN) MAY NOT BE ACQUIRED, SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF OR CAUSED TO BE MARKETED, ON OR THROUGH (I) AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE

A-7-2

CODE, INCLUDING, WITHOUT LIMITATION, AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A “SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF)” WITHIN THE MEANING OF SECTION 7704(B)(2) OF THE CODE, INCLUDING A MARKET WHEREIN ANY CLASS E NOTE (OR INTEREST THEREIN) IS REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO ANY CLASS E NOTE (OR INTEREST THEREIN) AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

THIS CLASS E NOTE (AND ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED IN AN AMOUNT LESS THAN THE MINIMUM DENOMINATION OF SUCH CLASS E NOTE.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-7-3

REGISTERED	$	______________

No. E–	[________] [__], 2007

SEE REVERSE FOR CERTAIN DEFINITIONS

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ____________________________________________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class E Note and the denominator of which is the Initial Class E Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class E Notes pursuant to Section 3.05 of the Indenture.

The principal of and interest on this Class E Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class E Note shall be applied first to interest due and payable on this Class E Note as provided above and then to the unpaid principal of this Class E Note.

Reference is made to the further provisions of this Class E Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class E Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class E Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-7-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class E Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

A-7-5

[REVERSE OF NOTE]

This Class E Note is one of a duly authorized issue of Class E Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class E Notes (herein called the “Class E Notes”), all issued under an Indenture dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class E Notes. The Class E Notes are subject to all terms of the Indenture. All terms used in this Class E Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class E Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class E Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class E Notes shall be made pro rata to the Class E Noteholders entitled thereto.

Each Class E Noteholder, by acceptance of a Class E Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class E Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class E Note is registered on the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class E Notes evidenced by this Class E Note and the amount required to be distributed to Holders of Class E Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Class E Note will bear interest at the Class E Note Interest Rate.

Distributions on this Class E Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class E Notes which have Initial Class E Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class E Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class E Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

A-7-6

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Trustee from time to time for purposes other than distributions to Class E Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class E Note is registrable in the Note Register upon surrender of this Class E Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class E Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class E Note is issuable only as a registered Class E Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class E Note is exchangeable for a new Class E Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class E Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture with respect to this Class E Note shall terminate upon the payment to Class E Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

A-7-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________________                             ___________________________________________ 11

Signature Guaranteed:

[11]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-7-8

EXHIBIT A-7

[FORM OF CLASS F NOTE]

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR IT IS A PLAN THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

A-7-1

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CLASS F NOTE IS A PRINCIPAL ONLY NOTE AND DOES NOT BEAR ANY INTEREST.

THIS CLASS F NOTE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO ANY PERSON THAT IS, OR IS ACTING DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, OR A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, “PLAN”) OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR IT IS A PLAN THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND ITS ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW. FURTHER, THIS NOTE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CLASS F NOTE MAY NOT BE ACQUIRED OR OWNED BY ANY PERSON THAT IS CLASSIFIED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST UNLESS (A) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY INTEREST IN SUCH PERSON HAVE OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH PERSON ATTRIBUTABLE TO THE INTEREST OF SUCH PERSON IN ANY CLASS F NOTES OR OTHER INTEREST (DIRECT OR INDIRECT) IN NEWSTAR COMMERCIAL LOAN TRUST 2007-1, AND (B) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH PERSON IN THIS CLASS F NOTE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF TREAS. REG. § 1.7704-1(H)(1)(II).

THIS CLASS F NOTE (AND ANY INTEREST HEREIN) MAY NOT BE ACQUIRED, SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF OR CAUSED TO BE MARKETED, ON OR THROUGH (I) AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE CODE, INCLUDING, WITHOUT LIMITATION, AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A “SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF)” WITHIN THE MEANING OF SECTION 7704(B)(2) OF THE CODE, INCLUDING A MARKET WHEREIN ANY CLASS F NOTE (OR INTEREST THEREIN) IS REGULARLY QUOTED BY ANY PERSON MAKING A

A-7-2

MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO ANY CLASS F NOTE (OR INTEREST THEREIN) AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

THIS CLASS F NOTE (AND ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED IN AN AMOUNT LESS THAN THE MINIMUM DENOMINATION OF SUCH CLASS F NOTE.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE CLASS F NOTES (A “TRANSFER”) SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER (1) A PROPORTIONATE AMOUNT OF TRUST CERTIFICATES ARE TRANSFERRED SO THAT THE RATIO OF THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED TO ALL TRUST CERTIFICATES AND THE RATIO OF THE PERCENTAGE INTEREST OF THE CLASS F NOTES SO TRANSFERRED TO THE PERCENTAGE INTEREST OF ALL CLASS F NOTES ARE EQUAL, (2) THE TRANSFERS OF THE TRUST CERTIFICATES AND CLASS F NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON, AND (3) THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES AND CLASS F NOTES, RESPECTIVELY, SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

THE RIGHTS OF THE HOLDERS OF THIS CLASS F NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS C NOTES, THE CLASS D NOTES AND THE CLASS E NOTES TO RECEIVE PRINCIPAL AND INTEREST (IF APPLICABLE) TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

A-7-3

REGISTERED	$______________

No. F–	[________][__],2007

SEE REVERSE FOR CERTAIN DEFINITIONS

NewStar Commercial Loan Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ____________________________________________________________ DOLLARS payable in accordance with the Indenture and the Sale and Servicing Agreement on each Distribution Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class F Note and the denominator of which is the Initial Class F Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class F Notes pursuant to Section 3.05 of the Indenture.

Distributions on this Class F Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class F Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class F Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class F Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-7-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class F Notes of NewStar Commercial Loan Trust 2007-1 designated above and referred to in the within–mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

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[REVERSE OF NOTE]

This Class F Note is one of a duly authorized issue of Class F Notes of the Issuer, designated as its NewStar Commercial Loan Trust 2007-1 Class F Notes (herein called the “Class F Notes”), all issued under an Indenture dated as of June 5, 2007 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Class F Notes. The Class F Notes are subject to all terms of the Indenture. All terms used in this Class F Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Class F Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee, or the Majority Noteholders have declared the Class F Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class F Note shall be made pro rata to the Class F Noteholder entitled thereto.

Each Class F Noteholder, by acceptance of a Class F Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class F Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

On each Distribution Date, commencing November 30, 2007, the Trustee or Paying Agent shall distribute to the Person in whose name this Class F Note is registered on the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class F Notes evidenced by this Class F Note and the amount required to be distributed to Holders of Class F Notes on such Distribution Date pursuant to Section 3.05 of the Indenture.

Distributions on this Class F Note will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class F Notes which have Initial Class F Principal Balances aggregating at least $500,000.

Notwithstanding the above, the final distribution on this Class F Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class F Note at the office or agency maintained for that purpose by the Note Registrar in Boston, Massachusetts.

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As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Trustee from time to time for purposes other than distributions to Class F Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class F Note is registrable in the Note Register upon surrender of this Class F Note for registration of transfer at the offices or agencies maintained by the Note Registrar in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Class F Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Class F Note is issuable only as a registered Class F Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class F Note is exchangeable for a new Class F Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class F Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class F Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

A-7-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________________	______________________________________ [12]

Signature Guaranteed:

[12]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-7-8

EXHIBIT B

LIST OF LOANS

See Exhibit G of the Sale and Servicing Agreement.

B-1

EXHIBIT C

WIRING INSTRUCTIONS FORM

_______________, 2007

[Paying Agent]

[Trustee]

________________________

________________________

________________________

Re:	NewStar Commercial Loan Trust 2007-1 [Class A-1] [Class A-2] [Class B] [Class C] [Class D] [Class E] [Class F] Notes

Dear Sir:

In connection with the sale of the above–captioned Note by __________________________ to _____________________________, (“Transferee”) you, as Paying Agent, are instructed to make all remittances to Transferee as Noteholder as of ____________, ____ by wire transfer. For such wire transfer, the wiring instructions are as follows:

________________________

________________________

________________________

Transferee

Noteholder’s mailing address:

Name:

Address:

C-1

EXHIBIT D

FORM OF TRANSFEREE LETTER

NewStar Financial, Inc.,

as the Servicer

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

__________, 20__

Re:	NewStar Commercial Loan Trust 2007-1

Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

Ladies and Gentlemen:

In connection with our acquisition of the above–captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an Institutional Accredited Investor who is a Qualified Purchaser, as defined in the Indenture pursuant to which the Notes were issued (the “Indenture”), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Originator and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (f) below), (e) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (f) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, (g) the purchaser is not, and is not acquiring or holding a Note or any interest therein, directly or indirectly on behalf of or with any assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) or other plan or arrangement subject to any federal, state or local law substantively similar or of similar effect to the foregoing provisions of ERISA or the Code (“Similar Law”); or (A) in the case of a Class A-1 Note, Class B Note, Class C Note or Class D Note, its acquisition and holding of the Class A-1 Note, Class B Note, Class C Note or Class D Note will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, each as amended, or an exemption similar to the foregoing exemptions or, in the case of a plan or arrangement subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law, or (B) in the case of a Class E Note or a Class F Note, it is a plan that is not subject to Title I of ERISA or Section 4975 of the Code and its acquisition and holding of the Class E Note or the Class F Note will not constitute or result in a non-exempt violation of Similar Law, (h) if the purchaser is acquiring a Class E Note or a Class F Note, the purchaser is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and (i) if the purchaser is acquiring a Class F Note, the purchaser also is acquiring Trust Certificates such that the ratio and the Percentage Interest of the Trust Certificates being acquired to all Trust Certificates and the ratio and the Percentage Interest of the Class F Notes being acquired to all Class F Notes are equal.

If the Purchaser is acquiring for purposes of clauses (a)-(d) below, a Class F Note:

(a) the Purchaser either:

(1) is not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation, grantor trust or other pass-through entity or

(2) if it is or will become such an entity for U.S. federal income tax purposes, then:

(A) none of the direct or indirect beneficial owners of any interest in the Purchaser have or ever will have more than 50% of the value of its interest in the Purchaser attributable to the interest of the Purchaser in any Class F Notes or other interest (direct or indirect) in the Issuer; and

(B) it is not and will not be a principal purpose of the arrangement involving the investment of the Purchaser in any Class F Notes to permit any partnership to satisfy the 100 partner limitation of Treas. Reg. § 1.7704-1(h)(1)(ii);

(b) The Purchaser is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Class F Notes (or interest therein) or cause any Class F Notes (or interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(c) The Purchaser is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state (or the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax, regardless of source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust or one or more persons described in this paragraph have the authority to control all substantial decisions of the trust (each of the foregoing being a “U.S. Person”).

(d) The Purchaser understands and agrees not to transfer its interest in any Class F Note in an amount less than the minimum denomination of such Class F Note.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

EXHIBIT D-2

FORM OF RULE 144A CERTIFICATION

NewStar Financial, Inc.,

as the Servicer

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

__________, 20__

Re:	NewStar Commercial Loan Trust 2007-1

Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

Ladies and Gentlemen:

In connection with our acquisition any of the above Notes we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from Originator and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Act who is a “Qualified Purchaser” as that term is defined in Section 2(a)(51) of the 1940 Act and have completed the form of certification to that effect attached hereto as Annex 1, (e) we are not, and are not acquiring or holding a Note or any interest therein, directly or indirectly on behalf of or with any assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) or other plan or arrangement subject to any federal, state or local law substantively similar or of similar effect to the foregoing provisions of ERISA or the Code (“Similar Law”); or (A) in the case of a Class A-1 Note, Class B Note, Class C Note or Class D

D-2-1

Note, our acquisition and holding of the Class A-1 Note, Class B Note, Class C Note or Class D Note will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code by reason of any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, each as amended, or an exemption similar to the foregoing exemptions or, in the case of a plan or arrangement subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law, or (B) in the case of a Class E Note or a Class F Note, in the case of a plan or arrangement that is not subject to Title I of ERISA or Section 4975 of the Code and our acquisition and holding of the Class E Note or the Class F note will not constitute or result in a non-exempt violation of Similar Law; (f) if we are acquiring a Class E Note or a Class F Note, we are a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and (g) if the purchaser is acquiring a Class F Note, we also are acquiring Trust Certificates such that the ratio and the Percentage Interest of the Trust Certificates being acquired to all Trust Certificates and the ratio and the Percentage Interest of the Class F Notes being acquired to all Class F Notes are equal. We are aware that the sale to us is being made in reliance on Rule 144A.

We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer who is a Qualified Purchaser that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

If the Purchaser is acquiring for purposes of clauses (a)-(d) below, a Class F Note:

(a) the Purchaser either:

(1) is not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation, grantor trust or other pass-through entity or

(2) if it is or will become such an entity for U.S. federal income tax purposes, then:

(A) none of the direct or indirect beneficial owners of any interest in the Purchaser have or ever will have more than 50% of the value of its interest in the Purchaser attributable to the interest of the Purchaser in any Class F Notes or other interest (direct or indirect) in the Issuer; and

(B) it is not and will not be a principal purpose of the arrangement involving the investment of the Purchaser in any Class F Notes to permit any partnership to satisfy the 100 partner limitation of Treas. Reg. § 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code;

(b) The Purchaser is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Class F Notes (or interest therein) or cause any Class F Notes (or interest therein) to be marketed on or through an “established securities market”

D-2-2

within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(c) The Purchaser is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state (or the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax, regardless of source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust or one or more persons described in this paragraph have the authority to control all substantial decisions of the trust (each of the foregoing being a “U.S. Person”).

(d) The Purchaser understands and agrees not to transfer its interest in any Class F Note in an amount less than the minimum denomination of such Class F Note.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

D-2-3

ANNEX 1 TO EXHIBIT D-2

[FORM OF CERTIFICATION]

[Date]

NewStar Financial, Inc.,

as the Servicer

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

Re:	NewStar Commercial Loan Trust 2007-1

Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

Ladies and Gentlemen:

In connection with our purchase of the Notes, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) who is a qualified purchaser (as defined in Section 2(a)(51) of the Investment Company Act of 1940 (the “1940 Act”) as follows:

1.	It owns and/or invests on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

Amount: $_________________; and

2.	The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(1) ☐	an insurance company as defined in Section 2(13) of the Act*; or

(2) ☐	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the

*	A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company. Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

D-2-1

(3) ☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(4) ☐	a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(5) ☐	a corporation (other than a US Bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar statutory or business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(6) ☐	a US Bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution; or

(7) ☐	an investment adviser registered under the Investment Advisers Act; or

b. ☐	greater than $25 million, and the undersigned is a broker–dealer registered with the SEC; or

c. ☐	[Reserved]

d. ☐	less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e. ☐	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A who are “Qualified Purchasers” as defined in the 1940 Act. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred pursuant to Rule 144A only to a person reasonably believed to be a Qualified Institutional Buyer who is a Qualified Purchaser that purchases for its own account or for the account of a Qualified Institutional Buyer who is a Qualified Purchaser to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

D-2-2

The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer who is a Qualified Purchaser on the _____ day of ___________, ____.

Name of Institution

Signature

Name

Title**

D-2-3

EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO

REGULATION S GLOBAL NOTE DURING DISTRIBUTION COMPLIANCE PERIOD

(Pursuant to Section 4.02(l)(i) of the Indenture)

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

Re:	NewStar Commercial Loan Trust 2007-1

Class [A-1], [B], [C] and [D] Notes

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 5, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), between NewStar Commercial Loan Trust 2007-1, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), and U.S. Bank National Association, as the Trustee (together with its successors and assigns in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[            ] aggregate current principal amount of Class __ Notes (the “Notes”) which are held in the form of the Rule 144A Global Note (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (CUSIP No. __________) to be held with [Euroclear] [Clearstream] (Common Code No.____________) through the Depository.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States,

(2)	[at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],

(3)	the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

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(4)	The transferee, and any account on behalf of which the transferee is acquiring the Notes, is a “Qualified Purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

(5)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

(6)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(7)	upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Initial Purchasers of the offering of the Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO

REGULATION S GLOBAL NOTE AFTER DISTRIBUTION COMPLIANCE PERIOD

(Pursuant to Section 4.02(l)(ii) of the Indenture)

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

Re:	NewStar Commercial Loan Trust 2007-1

Class [A-1], [B], [C] and [D] Notes

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 5, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), between NewStar Commercial Loan Trust 2007-1, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), and U.S. Bank National Association, as the Trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[            ] aggregate current principal amount of Class __ Notes (the “Notes”) which are held in the form of the Rule 144A Global Note (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (Common Code No. _____).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	[at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre–arranged with a buyer in the United States];

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

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(4)	The transferee, and any account on behalf of which the transferee is acquiring the Notes, is a “Qualified Purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

(5)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Placement Agents of the offering of the Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT G

FORM OF TRANSFER CERTIFICATE REGULATION S GLOBAL NOTE

TO RULE 144A GLOBAL NOTE DURING DISTRIBUTION COMPLIANCE PERIOD

(Pursuant to Section 4.02(l)(iii)(3)(i) of the Indenture)

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

Re:	NewStar Commercial Loan Trust 2007-1

Class [A-1], [B], [C] and [D] Notes

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 5, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), between NewStar Commercial Loan Trust 2007-1, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), and U.S. Bank National Association, as the Trustee (together with its successors and assigns in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[            ] aggregate current principal amount of Class __ Notes (the “Notes”) which are held in the form of the Regulation S Global Note (CUSIP No. _______) with [Euroclear] [Clearstream] (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation 144A Global Note (CUSIP No.____________).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A who is a “Qualified Purchaser” under the 1940 Act, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Initial Purchasers of the offering of the Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT H

FORM OF TRANSFER CERTIFICATE FOR REGULATION S

GLOBAL NOTE DURING DISTRIBUTION COMPLIANCE PERIOD

(Pursuant to Section 4.02(l)(iv)(3) of the Indenture)

U.S. Bank National Association,

as the Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services/CDO Administration

Re:	NewStar Commercial Loan Trust 2007-1

Class [A-1], [B], [C] and [D] Notes

Ladies and Gentlemen:

This certificate is delivered pursuant to Section 4.02 of the Indenture, dated as of June 5, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), between NewStar Commercial Loan Trust 2007-1, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), and U.S. Bank National Association, as the trustee (together with its successors and assigns in such capacity, the “Trustee”), in connection with the transfer by the undersigned (the “Transferor”) to _________________ (the “Transferee”) of $__________________ current principal amount of Class ___ Notes, in fully registered form (each, an “Individual Note”), or a beneficial interest of such aggregate current principal amount in the Regulation S Global Note (the “Global Note”) maintained by The Depository Trust Company or its successor as Depository under the Agreement (such transferred interest, in either form, being the “Transferred Interest”).

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Notes and (i) with respect to transfers made in accordance with Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)	the offer of the Transferred Interest was not made to a person in the United States;

(2)	[at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre–arranged with a buyer in the United States];

(3)	the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];

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(4)	The transferee, and any account on behalf of which the transferee is acquiring the Notes, is a “Qualified Purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

(5)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(6)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that such Notes that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Initial Purchasers of the offering of the Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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